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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PHASE FORWARD INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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March 19, 2010

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Phase Forward Incorporated to be held at 8:00 a.m., local time, on April 30, 2010 at the offices of Phase Forward located at 77 Fourth Avenue, Waltham, Massachusetts.

        We look forward to your attending either in person or by proxy. At the annual meeting, you will be asked to elect members of our Board of Directors for a one-year term and to ratify the selection of our independent registered public accounting firm. The Board of Directors unanimously recommends that you vote FOR each of these proposals. Details regarding the matters to be acted upon at this meeting appear in the accompanying Notice of Annual Meeting and Proxy Statement. Please give this material your careful attention.

        Enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card. Your vote is important and I hope that you will vote as soon as possible by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage prepaid envelope. You may also submit your proxy over the Internet or by telephone in accordance with the instructions on the proxy card.

        Beginning this year, we are furnishing proxy materials to our stockholders over the Internet. This process expedites the delivery of proxy materials, materials remain easily accessible to stockholders, and stockholders receive clear instructions for receiving materials and voting. On or about March 19, 2010, we mailed our Notice of Internet Availability of Proxy Materials, which contains instructions for our stockholders' use of this process, including how to access our 2010 Proxy Statement and 2009 Annual Report and how to vote online. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may receive a paper copy of the Proxy Statement and Annual Report.

        Whether or not you plan to attend the annual meeting, we urge you to sign and return the enclosed proxy or submit your proxy over the Internet or by telephone so that your shares will be represented at the annual meeting. If you so desire, you can withdraw your proxy and vote in person at the annual meeting. Voting by written proxy will ensure your representation at the annual meeting if you do not attend in person.

Very truly yours,

ROBERT K. WEILER
Chairman, President and Chief Executive Officer

PHASE FORWARD INCORPORATED
77 Fourth Avenue
Waltham, Massachusetts 02451
(888) 703-1122

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 30, 2010

To the Stockholders of Phase Forward Incorporated:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Phase Forward Incorporated, a Delaware corporation, will be held on April 30, 2010, at 8:00 a.m., local time, at the offices of Phase Forward, located at 77 Fourth Avenue, Waltham, Massachusetts for the following purposes:

  1.
  To elect all eight members of the Board of Directors, as nominated by the Board of Directors, to serve for a one-year term, each such member to serve for such term and until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal.

  2.
  To ratify the selection of the firm of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

  3.
  To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        Proposal No. 1 relates solely to the election of directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the corporation. Only stockholders of record at the close of business on March 11, 2010, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

        To ensure your representation at the annual meeting, we urge you to vote promptly in one of the following ways whether or not you plan to attend the annual meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free number listed on the proxy card, or (3) by completing your proxy via the Internet by visiting the website address listed on your proxy card. Should you receive more than one proxy card because your shares are held in multiple accounts or registered in different names or addresses, please complete, sign, date and return each proxy card, or complete each proxy by telephone or the Internet, to ensure that all of your shares are voted. Any stockholder attending the annual meeting may vote at the meeting even if he or she previously submitted a proxy by mail, telephone or via the Internet. If your shares are held in "street name" by your broker (or other nominee), your vote in person at the annual meeting will not be effective unless you have obtained and present a proxy issued in your name from the broker.

By Order of the Board of Directors,

D. ARI BUCHLER Secretary

Waltham, Massachusetts
March 19, 2010

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO
VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE SIGN THE
ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY
RETURN MAIL. PLEASE REFERENCE THE INSTRUCTIONS ON THE PROXY CARD
FOR ADDITIONAL INFORMATION.

In accordance with our security procedures, all persons attending the 2010 annual meeting of stockholders will be required to present picture identification.

PHASE FORWARD INCORPORATED
77 Fourth Avenue
Waltham, Massachusetts 02451
PROXY STATEMENT
March 19, 2010

General

        This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders of Phase Forward Incorporated, a Delaware corporation ("Phase Forward" or the "Company"), to be held at its offices located at 77 Fourth Avenue, Waltham, Massachusetts 02451 on April 30, 2010, at 8:00 a.m., local time, and any adjournments or postponements thereof.

        We are furnishing proxy materials to our stockholders primarily via the Internet. On March 19, 2010, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our 2009 Annual Report. The Notice of Internet Availability also instructs you on how to access your proxy card to be able to vote through the Internet or by telephone. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

        Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting, and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

        The record date for the determination of stockholders entitled to notice of and to vote at the annual meeting has been fixed by our Board of Directors as the close of business on March 11, 2010. As of that date, 40,230,519 shares of common stock, par value $0.01 per share, of Phase Forward were outstanding and entitled to vote at the annual meeting. Holders of our common stock are entitled to cast one vote for each share held of record at the close of business on March 11, 2010 on each matter submitted to a vote at the annual meeting.

Voting Methods

        Stockholders may vote in one of the following three ways whether or not they plan to attend the annual meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing a proxy using the toll-free telephone number listed on the proxy card, or (3) by completing a proxy via the Internet at the website address listed on the proxy card. Execution of a proxy will not in any way affect a stockholder's right to attend the annual meeting and vote in person.

Revocation of Proxy

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Phase Forward, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of Phase Forward before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). If a stockholder is not attending the annual meeting, any proxy or notice should be returned to the Secretary of Phase Forward at the above address in time for receipt no later than the close of business on the day preceding the annual meeting.

Quorum, Withholding, Abstentions and Broker Non-Votes

        A majority in interest of the outstanding shares of our common stock entitled to vote and represented at the annual meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote and voting on the matter at the annual meeting. On all other matters that may be submitted to stockholders, an affirmative vote of at least a majority of the shares present, or represented by proxy, entitled to vote and voting at the annual meeting is required for approval. Broker "non-votes" on any matter shall be deemed not to have been voted on such matter. Brokerage firms, banks and other nominees who hold shares on behalf of their clients in "street name" are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST, or ABSTAIN) on the proposal to elect directors to the Board of Directors. Accordingly, it is important that stockholders follow the instructions on the form they receive from their broker. The vote on each matter submitted to stockholders is tabulated separately.

Admission to the Annual Meeting

        If your shares are held in your name, in order to be admitted to the annual meeting, you will need to present a valid picture identification, such as a driver's license or passport. If your shares are held in "street name" by your broker (or other nominee), you should contact your broker (or other nominee) to obtain a proxy in your name and present it, together with a valid picture identification, at the annual meeting in order to vote.

Attorneys-in-Fact

        The persons named as attorneys-in-fact in the proxy, Robert K. Weiler, Christopher A. Menard and D. Ari Buchler, were selected by the Board of Directors. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. With respect to the election of our Board of Directors, any stockholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. Where a proxy is properly signed and returned without indicating any voting instructions regarding the foregoing matters, the shares represented by the proxy will be voted FOR the proposal.

        The Board of Directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 30, 2010

        Our proxy statement and annual report are available at http://investor.phaseforward.com. (This site is hosted by a third party.)

 SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock as of March 1, 2010, unless otherwise specified, by:

  •
  each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our common stock;

  •
  each named executive officer;

  •
  each member of our Board of Directors and director nominee; and

  •
  all executive officers and members of our Board of Directors as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of options held by the respective person or group which may be exercised or converted within 60 days after March 1, 2010 and restricted stock units which will vest within 60 days after March 1, 2010. For purposes of calculating each person's or group's percentage ownership, stock options exercisable and restricted stock units that will vest within 60 days after March 1, 2010 are included for that person or group but not the stock options of any other person or group. The applicable percentage of common stock outstanding as of March 1, 2010 is based upon 40,780,052 shares outstanding.

        Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person's spouse.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)(2)	Percent of Common Stock Outstanding
BlackRock, Inc.(3)	4,105,618	9.48%
Robert K. Weiler	1,267,345	3.05%
Paul A. Bleicher, M.D., Ph.D(4)	744,076	1.81%
Richard A. D'Amore	146,569	*
Steven J. Rosenberg	87,853	*
Axel Bichara(5)	63,234	*
Gary E. Haroian	52,038	*
Dennis R. Shaughnessy	52,038	*
Christopher A. Menard	41,701	*
Stephen J. Powell	38,562	*
Martin A. Young	36,531	*
Kenneth I. Kaitin, Ph.D	5,296	*
Paul G. Joubert	—	*
All executive officers and members of our Board of Directors as a group	2,629,291	5.85%

*
Less than 1%.

        Unless otherwise noted below, the address of each person listed on the table is c/o Phase Forward Incorporated, 77 Fourth Avenue, Waltham, MA 02451.

(1)
Totals do not include unvested restricted stock units, the holders of which are not considered "beneficial owners" within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Specifically, the holders of such units do not have voting or investment power with respect to such units until they have fully vested.

(2)
The calculation of beneficial ownership of each of the individuals listed in the table below includes the number of shares issuable to such person upon the exercise of stock options:

Name of Beneficial Owner	Number of Shares Issuable Upon the Exercise of Stock Options
Robert K. Weiler	835,417
Paul A. Bleicher, M.D., Ph.D	220,000
Christopher A. Menard	3,282
Richard A. D'Amore	50,000
Steven J. Rosenberg	—
Martin A. Young	23,000
Stephen J. Powell	—
Axel Bichara	50,000
Gary E. Haroian	50,000
Dennis R. Shaughnessy	45,000
Kenneth I. Kaitin Ph.D.	—
Paul G. Joubert.	—
All executive officers and members of our Board of Directors as a group	1,282,949
(3)
This information has been obtained solely from a Schedule 13G filed by BlackRock, Inc. with the Securities and Exchange Commission on January 29, 2010. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(4)
Includes 66,502 shares held by the Paul A. Bleicher 1999 Irrevocable Trust. Dr. Bleicher disclaims beneficial ownership of these shares.

(5)
The proceeds of any sale of shares issuable upon the exercise of options held by Mr. Bichara will be transferred to Atlas Venture Advisors, Inc. Mr. Bichara disclaims beneficial ownership of these shares.

 PROPOSAL I
ELECTION OF DIRECTORS

        Our Board of Directors currently consists of eight members. Pursuant to our amended and restated certificate of incorporation, our Board of Directors consists of a single class with a one-year term. Each member of our Board of Directors will hold office until that member's successor has been elected and qualified or until his earlier death, resignation or removal. The members of our Board of Directors are elected by a plurality of votes cast by stockholders.

        Upon the recommendation of the Governance, Nominating and Compliance Committee of the Board of Directors of Phase Forward, the Board of Directors has nominated and recommended Robert K. Weiler, Axel Bichara, Paul A. Bleicher, M.D., Ph.D, Richard A. D'Amore, Gary E. Haroian, Paul G. Joubert, Kenneth I. Kaitin, Ph.D, and Dennis R. Shaughnessy, for election to the Board of Directors. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual nominee will be voted FOR the election of all the nominees named below. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE NOMINEES LISTED BELOW

        The following table sets forth the nominees to be elected at the annual meeting, the year such nominee or Board member was first elected as a Board member, and the positions currently held by the nominees. All Board members serve for a one-year term until that Board member's successor has been elected and qualified or until his earlier death, resignation or removal.

Nominee's Name and Year First Became Director	Positions with Phase Forward
Robert K. Weiler (2002)	President, Chief Executive Officer and Chairman of the Board of Directors
Axel Bichara (1999)	Director
Paul A. Bleicher, M.D., Ph.D (1997)	Director
Richard A. D'Amore (1997)	Director
Gary E. Haroian (2005)	Director, Chairman of the Audit and Finance Committee
Paul G. Joubert (2009)	Director
Kenneth I. Kaitin, Ph.D (2007)	Director, Chairman of the Governance, Nominating and Compliance Committee
Dennis R. Shaughnessy (2005)	Director, Chairman of the Management Development and Compensation Committee; Lead Independent Director

        The following paragraphs provide information as of the date of this proxy statement about each nominee. The information presented includes information each director has given us about his age, all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Governance, Nominating and Compliance Committee to the conclusion that he should serve as a director, we also believe that all of our director nominees have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Phase Forward and the Board of the Directors. The Governance, Nominating and Compliance Committee does not have a formal policy with respect to diversity. The qualifications that our Governance, Nominating and Compliance Committee seeks in recommending qualified director candidates is described below under "Corporate Governance Principles and Board Matters—Policies Regarding Director Nominations."

 OCCUPATIONS OF DIRECTORS, THE NOMINEES FOR DIRECTOR AND
EXECUTIVE OFFICERS

        The following table sets forth our current Board members, the nominees for our Board and our executive officers, their ages and the positions currently held by each such person.

Name	Age	Position
Robert K. Weiler	59	President, Chief Executive Officer and Chairman of the Board of Directors
Christopher Menard	36	Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer
Steven J. Rosenberg	54	Senior Vice President, Products and Services
Stephen J. Powell(1)	51	Senior Vice President, Sales and Marketing
D. Ari Buchler	45	Senior Vice President, Legal and Regulatory Services
Russell J. Campanello	54	Senior Vice President, Human Resources and Administration
Martin A. Young	48	Senior Vice President, Integration and Product Strategy
Axel Bichara(2)(4)	46	Director
Paul A. Bleicher, M.D., Ph.D	55	Director
Richard A. D'Amore(2)(3)	56	Director
Gary E. Haroian(3)	58	Director
Paul G. Joubert(3)	62	Director
Kenneth I. Kaitin, Ph.D(4)	57	Director
Dennis R. Shaughnessy(2)(4)	52	Director

(1)
Mr. Powell is employed by us through our wholly-owned subsidiary, Phase Forward Europe Limited.

(2)
Member of Management Development and Compensation Committee.

(3)
Member of Audit and Finance Committee.

(4)
Member of Governance, Nominating and Compliance Committee.

        Robert K. Weiler has served as our Chief Executive Officer, President and a member of the Board of Directors since November 2002 and as Chairman of our Board of Directors since November 2008. Prior to joining Phase Forward, Mr. Weiler served as Chairman, President and Chief Executive Officer of Giga Information Group, an IT Research Company, from September 1999 to October 2002. Prior to joining Giga, he was President and Chief Executive Officer of Eastman Software (formerly Wang Software) from March 1997 to March 1999. Mr. Weiler also served as Senior Vice President, Worldwide Sales and Marketing for Lotus Development Corporation. Mr. Weiler's experience as our Chief Executive Officer of gives him unique insights into the Company's challenges, opportunities and operations.

        Christopher Menard has served as our Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer since April 2009. From November 2006 until April 2009, Mr. Menard served as the Company's Vice President of Finance. Prior to that, Mr. Menard served as the Company's Director of Finance and Accounting from 2004 to 2006 and as the Director of Finance from 2001 to 2004. Prior to his employment with the Company, Mr. Menard was Director of Finance and Accounting at Clinsoft Corporation, which was acquired by the Company in 2001. Mr. Menard received a Bachelor of Science degree in Business Administration from Babson College and an MBA from Boston College.

        Steven J. Rosenberg has served as our Senior Vice President, Products and Services since November 2009, having overall responsibility for management of Phase Forward's product development, global services, product management and global customer care efforts. From January 2006 until November

2009, Mr. Rosenberg served as our Senior Vice President in charge of our product development, North American services organization and our hosting and call center operations. Before becoming Senior Vice President, he served as our Vice President of Development since April 2003. Prior to joining Phase Forward, Mr. Rosenberg served as Vice President of Client Services at AptSoft Corporation, a provider of enterprise solutions for business process coordination, from July 2002 to April 2003. Prior to AptSoft, Mr. Rosenberg served as Senior Vice President of Development and Client Services at W3Health, a software company, from August 1999 to May 2002. Prior to W3Health, he served as Vice President and Manager of the Medical Management Division at McKesson, a software company, from June 1994 to July 1999.

        Stephen J. Powell has served as our Senior Vice President of Sales and Marketing since November 2009, having responsibility for our global sales and marketing activities. From February 2007 until November 2009, Mr. Powell served as our Senior Vice President of Worldwide Sales. Prior to that he served as our Vice President of Worldwide Sales since March 2005, and prior to that as our General Manager of International Operations since January 2002. Mr. Powell served with us in a similar capacity, providing services through Abney Management Services Limited, a management consulting firm of which Mr. Powell was Managing Director, from January 1999 to January 2002. Prior to Phase Forward, Mr. Powell held various positions at Glaxo Wellcome PLC, a pharmaceutical company, for 15 years, including U.K. Commercial Director from January 1998 to January 1999.

        D. Ari Buchler has served as our Senior Vice President, Legal and Regulatory Services since November, 2009. From February 2007 until November 2009, he served as our Senior Vice President and General Counsel. He previously served as our Vice President and General Counsel from October 1999 until February 2007. Mr. Buchler has also served as our Secretary since February 2000. Prior to joining Phase Forward, Mr. Buchler served as Corporate Counsel for Cahners Business Information (now Reed Business Information), a business information provider, from January 1997 to October 1999. Prior to Cahners, he practiced in the corporate group at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1994 to 1997. Mr. Buchler received his J.D. degree from Columbia University School of Law.

        Russell J. Campanello has served as our Senior Vice President, Human Resources and Administration since April 2008. Prior to joining Phase Forward, Mr. Campanello served as the Senior Vice President of Human Resources and Marketing at Keane, Inc., a business process and information technology consulting firm from September 2003 to October 2007. Prior to Keane, Mr. Campanello was Chief People Officer at NerveWire, a management consulting and systems integration firm from August 2000 to February 2003. Prior to NerveWire, Mr. Campanello was Senior Vice President, Human Resources at Genzyme Corp., a leading biotechnology company, from November 1997 to July 2000 Earlier in his career, Mr. Campanello spent nine years as Vice President of Human Resources at Lotus Development Corporation. Mr. Campanello attended Suffolk University's Executive MBA program, and holds a B.S. degree in Business Administration from the University of Massachusetts.

        Martin A. Young has served as our Senior Vice President, Integration and Product Strategy since November 2009. Mr. Young is responsible for our product marketing, strategy, integration, and the direction of our integrated suite solution as well as partnerships and alliances. From January 2008 until November 2009, Mr. Young served as our Vice President of Corporate Development and Marketing. Prior to that, Mr. Young served as our Vice President of Corporate Development since June 2006, and as our Vice President of Services for North America since March 2004. Prior to that appointment, Mr. Young held various other positions at Phase Forward since August 1999. Prior to joining Phase Forward, Mr. Young served in a variety of services and operational roles at Glaxo Wellcome PLC from June 1994 to December 1998. Mr. Young holds a B.Sc. (Hons) in Engineering Service from Durham University and an Executive M.B.A. from the Cranfield School of Management.

        Axel Bichara joined our Board of Directors in May 1999. Mr. Bichara was responsible for Atlas Venture's initial investment in Phase Forward's first round of venture financing in August 1997. Mr. Bichara has been with Atlas Venture, a venture capital firm, since 1993. Prior to his arrival at Atlas Venture, Mr. Bichara was Vice President of Product Development at Premise, a venture-backed software company which he co-founded in 1987, and which was acquired by Computervision in 1991. Mr. Bichara is currently on the board of directors of several private companies. A German citizen, Mr. Bichara holds an M.B.A. from INSEAD, a Master of Science degree from MIT and a Masters degree in Mechanical Engineering from Technical University in Berlin. Mr. Bichara's extensive experience with technology companies makes him particularly well-suited to help the Board address the specific types of challenges commonly faced by technology and life sciences companies.

        Paul A. Bleicher, M.D., Ph.D, a co-founder and director of Phase Forward since November 1997, is Chief Medical Officer of Humedica, Inc.. Until November 2008, Dr. Bleicher served as Chairman of our Board of Directors from November 1997 and as our Chief Strategy Officer from March 2004. Dr. Bleicher also served as our Chief Executive Officer and President from September 1997 to March 1998 and from March 2002 to November 2002. Prior to Phase Forward, Dr. Bleicher was a Director, Early Phase Services at PAREXEL International and subsequently joined Alpha-Beta Technology, Inc. where he served as Vice President, Clinical Affairs. Dr. Bleicher received his M.D. and Ph.D (Microbiology/Immunology) from the University of Rochester School of Medicine and Dentistry, was trained in Internal Medicine and Dermatology at Harvard Medical School, and is board certified in Dermatology. After completion of his medical training he was a post-doctoral fellow in the Department of Molecular Immunology at the Dana-Farber Cancer Institute and an assistant professor in the Department of Dermatology at the Massachusetts General Hospital. Dr. Bleicher served as Chairman of the Steering Committee of North America for the Drug Information Association (DIA) from 2001 to 2003, a member of their Board of Directors from 2001 to 2003, and was a member of the their Foundation Board from 2003 to 2006. Dr. Bleicher brings to the Board his expertise in the application of technology in the pharmaceutical industry, and his intimate knowledge of our Company, its technology and the historical challenges we have faced.

        Richard A. D'Amore joined our Board of Directors in December 1997. Mr. D'Amore is, and since the inception of North Bridge Venture Partners in 1994, has been, a manager in multiple entities which serve as the general partner of multiple venture capital limited partnerships of North Bridge Venture Partners. Mr. D'Amore also serves on the board of directors of Veeco Instruments, Inc. Mr. D'Amore brings to the Board his broad entrepreneurial experience, his extensive service on boards of public companies, and his involvement with Phase Forward since its inception, which affords him a unique perspective on our growth and evolution.

        Gary E. Haroian joined our Board of Directors in November 2005. Mr. Haroian also serves as a corporate director and financial expert for a number of technology and growth oriented companies (not including Phase Forward). From April 2000 to October 2002, Mr. Haroian served in various positions at Bowstreet, Inc., a provider of software application tools, including as chief financial officer, chief operating officer and chief executive officer. From 1997 to 2000, Mr. Haroian served as senior vice president of finance and administration and chief financial officer of Concord Communications, a network management software company. From 1983 to 1996, Mr. Haroian served in various positions at Stratus Computer, including as chief financial officer, president and chief operating officer and as chief executive officer. Prior to Stratus Computer, Mr. Haroian was a Certified Public Accountant and Audit Manager with a major public accounting firm. Mr. Haroian is also a member of the board of directors and chairman of the audit committee of Aspen Technology, Inc., Network Engines, Inc., A123 Systems, Inc. and Unica Corporation. Mr. Haroian brings to the Board his wealth of management experience, as well as his financial and accounting expertise, which he has put to use as the Chairman of our Board's Audit and Finance Committee.

        Paul G. Joubert    joined our Board of Directors in May 2009. Mr. Joubert is currently a Founding Partner of EdgeAdvisors, a privately held management consulting organization, and a director, audit committee chairman and founding investor of Stream Global Services, Inc., a provider of multi-shore business process outsourcing services for high-end technical support. Mr. Joubert previously spent over 37 years with PriceWaterhouseCoopers LLP, or PWC, an international accounting firm. Mr. Joubert joined PWC in 1971 and has worked extensively with both public and private companies in start-up to mature stages of growth in the high technology, manufacturing and service industries. Mr. Joubert retired from PWC in June 2008, most recently serving as PWC's northeast marketing and sales market leader and partner in the firm's Assurance practice. Mr. Joubert is a graduate of Northeastern University, where he received a B.S. in finance and accounting. He is a member of various civic and professional associations including the National Association of Corporate Directors, a former director and treasurer of the Massachusetts Innovative and Technology Exchange and he serves on the Board of Overseers of the Museum of Science. He is also a member of the American Institute of Certified Public Accountants. Mr. Joubert has extensive knowledge of the capital markets and accounting, and is invaluable to our Board's discussions of the Company's financial position.

        Kenneth I. Kaitin, Ph.D joined our Board of Directors in November 2007. Since 1998, Dr. Kaitin has been the Director of the Tufts Center for the Study of Drug Development, an academic drug policy research group providing strategic information to help drug developers, regulators, and policy makers improve the quality and efficiency of the drug development process. He is also Professor of Medicine at the Tufts University School of Medicine, and since 1999, he has served on the faculty of the European Center for Pharmaceutical Medicine at the University of Basel. Dr. Kaitin has written extensively on a broad range of drug development issues and has provided public testimony before the U.S. Congress in hearings on pharmaceutical innovation and FDA reform. He is a former Editor-in-Chief of the Drug Information Journal and from 1997 to 1998 he was President of the Drug Information Association. Dr. Kaitin received an M.S. and Ph.D. in pharmacology from the University of Rochester and a B.S. from Cornell University. Dr. Kaitin is also a member of the board of directors of Curis Inc. Dr. Kaitin's drug development expertise enables him to provide valuable insight into the businesses and institutions that purchase our products and services.

        Dennis R. Shaughnessy joined our Board of Directors in November 2005. Mr. Shaughnessy is Executive Professor of Management at Northeastern University's College of Business Administration, where he joined in January 2005. Mr. Shaughnessy teaches courses in business law and ethics, intellectual property, strategic entrepreneurship, and the creation and growth of technology- driven ventures. He is also founder and director of Northeastern University's Social Entrepreneurship Institute. Prior to January 2005, Mr. Shaughnessy was Senior Vice President, Corporate Development, General Counsel and Secretary with Charles River Laboratories International, Inc., a company that provides enabling products and services to the global pharmaceutical, biotech and medical device industries. He was the company's senior executive responsible for corporate development, strategic growth and legal affairs. Mr. Shaughnessy holds a B.A. from the Pennsylvania State University, a Masters from the University of Michigan, and a J.D. from the University of Maryland's School of Law. He also holds an MBA from Northeastern's High Technology MBA Program. Mr. Shaughnessy's background as a lawyer, and his experience as senior executive at Charles River Laboratories, provides a unique perspective to our Board.

        Our executive officers are appointed by the Board of Directors generally on an annual basis (except in the case of promotions) and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers and our Board members.

 CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Board Independence

        The Board of Directors has determined that each of Axel Bichara, Richard A. D'Amore, Gary E. Haroian, Paul G. Joubert, Dennis R. Shaughnessy, and Kenneth I. Kaitin, Ph.D, comprising six of its eight current members, is an independent member of our Board within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. and the applicable rules of the Securities and Exchange Commission. Furthermore, the Board has determined that all of the members of the Audit and Finance Committee, the Management Development and Compensation Committee, and the Governance, Nominating and Compliance Committee are independent within the meaning of applicable director independence standards.

        At least annually, the Board evaluates all relationships between the Company and each director in light of relevant facts and circumstances for the purpose of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director's ability to satisfy his responsibilities as an independent director.

Board Leadership Structure

        The Board of Directors believes that the Company's Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company's business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company's independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

        One of the key responsibilities of the Board of Directors is to oversee management in the execution of the Company's strategy. The Board believes the combined role of Chairman and Chief Executive Officer, together with a lead independent director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Executive Sessions of Independent Directors; Lead Independent Director

        Executive sessions of our independent Board members are generally held following each regularly scheduled in-person meeting of the Board of Directors. Executive sessions do not include any of our non-independent Board members and are chaired by a lead independent Board member. The lead independent Board member is designated by the independent Board members, based on the recommendation of our Governance, Nominating and Compensation Committee. Mr. Shaughnessy currently serves as the lead independent Board member. In this role, Mr. Shaughnessy serves as chairperson of the independent Board member sessions, consults with the Chairman and Chief Executive Officer on Board-related matters and assists the Board in assuring effective corporate governance.

Policy Governing Security Holder Communications with the Board of Directors

        Any of our security holders who wish to communicate directly with the Board of Directors or an individual member of the Board of Directors may do so by sending such communication by certified mail addressed to the Chairman of the Board, as a representative of the entire Board of Directors, or to the individual Board member or Board members, in each case, c/o Phase Forward Incorporated, Attn: Board of Directors, Office of the General Counsel, 77 Fourth Avenue, Waltham, MA 02451. We

will forward any such security holder communication to the Chairperson and/or to the Board member to whom the communication is addressed on a periodic basis.

Policies Regarding Director Nominations

  Director Qualifications

        The Governance, Nominating and Compliance Committee is responsible for reviewing with the Board of Directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board of Directors in the context of the overall composition and needs of the Board, with the objective of recommending candidates who will contribute to a board of directors that best leads to the success of our business and represents stockholder interests using its diversity of experience. Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to Phase Forward's business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Board of Directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to Phase Forward and its corporate mission. In addition, nominees for Board member are selected to have complementary, rather than overlapping, skill sets. All candidates for Board member nominee must have time available to devote to the activities of the Board of Directors. The Governance, Nominating and Compliance Committee also considers the independence of candidates for Board member nominee, including the appearance of any conflict in serving as a Board member. Candidates for Board member nominees who do not meet all of these criteria may still be considered for nomination to the Board of Directors, if the Governance, Nominating and Compliance Committee believes that the candidate will make an exceptional contribution to us and our stockholders.

  Process for Identifying and Evaluating Director Nominees

        The Board of Directors is responsible for selecting its own members. The Board of Directors delegates the selection and nomination process to the Governance, Nominating and Compliance Committee, with the expectation that other members of the Board of Directors, and of management, may be requested to take part in the process as appropriate. Generally, the Governance, Nominating and Compliance Committee identifies candidates for Board member nominees in consultation with management and non-management directors, through the use of search firms or other advisers, through the recommendations submitted by other Board members or stockholders or through such other methods as the committee deems appropriate. Once candidates have been identified, the Governance, Nominating and Compliance Committee confirms that the candidates meet the qualifications for Board member nominees established by the committee. The Governance, Nominating and Compliance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks, or any other means that the committee deems to be helpful in the evaluation process. The Governance, Nominating and Compliance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. The Committee evaluates all proposed director candidates in the same manner, with no regard to the source of the initial recommendation of the proposed director candidate. Based on the results of the evaluation process, the Governance, Nominating and Compliance Committee recommends candidates for the Board of Director's approval (and the approval of a majority of the independent Board members) as Board member nominees for election to the Board of Directors. The Governance, Nominating and Compliance Committee also recommends candidates for the Board of Director's appointment to the standing committees of the Board of Directors.

  Procedures for Recommendation of Director Nominees by Stockholders

        The policy of the Governance, Nominating and Compliance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors. Stockholders, in submitting recommendations to the Governance, Nominating and Compliance Committee for Board member nominee candidates, shall make such recommendation in writing and shall include:

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  the name and address of the stockholder making the recommendation, as they appear on Phase Forward's books and records, and of such record holder's beneficial owner;

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  the number of shares of capital stock of Phase Forward that are owned beneficially and held of record by such stockholder and such beneficial owner;

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  the name of the individual recommended for consideration as a Board member nominee;

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  why such recommended candidate meets Phase Forward's criteria and would be able to fulfill the duties of a Board member;

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  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership;

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  a description of all arrangements or understandings between the stockholder and the proposed director candidate;

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  the consent of the proposed director candidate (i) to be named in the proxy statement relating to our annual meeting of stockholders and (ii) to serve as a director if elected at such annual meeting; and

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  all other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of Board members or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the "Exchange Act"), including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a Board member if approved by the Board of Directors and elected.

        Nominations must be sent to the attention of the Secretary of Phase Forward by U.S. Mail (including courier or expedited delivery service) c/o Phase Forward Incorporated, Attn: Secretary, Office of the General Counsel, 77 Fourth Avenue, Waltham, MA 02451. The Governance, Nominating and Compliance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting; provided, however, that with respect to a special meeting of stockholders called by Phase Forward for the purpose of electing Board members to the Board of Directors, the Secretary must receive any such recommendation not earlier than the 90th day prior to such special meeting nor later than the later of (x) the close of business on the 60th day prior to such special meeting or (y) the close of business on the 10th day following the day on which a public announcement is first made regarding such special meeting. The Secretary of Phase Forward will promptly forward any such nominations to the Governance, Nominating and Compliance Committee. Once the Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors.

Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to schedule a regular meeting of the Board of Directors on the same date as Phase Forward's annual meeting of stockholders and, accordingly, Board members are encouraged to be present at our stockholder meetings. All of our Board members, except for Mr. D'Amore, attended our annual meeting of stockholders held on May 8, 2009.

Code of Ethics

        We have a "code of ethics" as defined by regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act that applies to all of our Board members, officers (including our principal executive officer and principal financial officer) and employees. The code of ethics is designed to deter wrongdoing and promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in reports and documents that we submit to the Securities and Exchange Commission and in other public communications that we make;

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  compliance with applicable governmental laws, rules and regulations;

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  the prompt internal reporting of violations of the code to an appropriate person identified in the code of ethics; and

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  accountability for adherence to the code of ethics.

        In addition, our code of ethics is supplemented by a set of additional provisions applicable to all employees in our Finance organization to promote honesty and integrity in financial matters, including the preparation of our financial statements.

        We have established procedures to ensure that suspected violations of the code may be reported anonymously. A current copy of our code of ethics is available at http://www.phaseforward.com. A copy may also be obtained, free of charge, from us upon a request directed to Phase Forward Incorporated, 77 Fourth Avenue, Waltham, MA 02451, attention: Investor Relations. We intend to disclose any amendments to or waivers of a provision of the code of ethics granted to Board members and officers by posting such information on our website available at http://www.phaseforward.com and/or in our public filings with the Securities and Exchange Commission.

Stock Ownership and Retention Program

        We have a stock ownership and retention program, which generally requires members of the Board of Directors, our chief executive officer and the chief executive officer's direct reports to retain a minimum stock ownership position in the Company equal in value to a multiple, ranging from one to three times their respective annual base compensation. This program was adopted as a good corporate governance practice designed to further align the interests of our management and Board with the interests of our stockholders. Individuals covered under this program are required to achieve compliance with this program by 2012. However, in order to promote increased management and Board member ownership prior to 2012, beginning September 1, 2007, any individual covered under this program who acquires shares via (i) a stock option exercise or (ii) a lapse of restrictions on restricted stock or restricted stock units (net of shares surrendered for payment of taxes) must retain at least 25% of the shares acquired.

Director Evaluations

        The Board of Directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each Board member. In addition, each of the standing committees of the Board of Directors conducts its own self-evaluation, which is reported to the Board of Directors.

The Board's Role in Risk Oversight

        The Board's role in overseeing the management of the Company's risks includes regularly reviewing information from members of management on areas of material risk to the Company,

including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board of Directors (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discuss with management our major risk exposures, their potential impact on the Company, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. This enables to the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Compensation Risk Assessment

        We believe our approach to goal setting, setting of targets with payouts at multiple levels of performance, and evaluation of performance results assist in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. We also believe we have allocated our compensation among base salary and short- and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. Additionally, as a provider of integrated software products and related services, we do not face the same level of risks associated with compensation of employees at businesses such as financial services companies. Although our Management Development and Compensation Committee focuses primarily on the compensation of named executive officers because risk-related decisions depend predominantly on their judgment, the Management Development and Compensation Committee believes that the features of our programs reflect sound risk management practices, and risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.

        For more corporate governance information, you are invited to access the Corporate Governance section of our website, which is available under the "Investors" tab at http://www.phaseforward.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors

        Our bylaws currently permit our Board of Directors to establish by resolution the authorized number of Board members, and eight Board members are currently authorized. Our amended and restated certificate of incorporation provides that the authorized number of Board members may be changed only by resolution of the Board of Directors. Each Board member is elected annually. There are no staggered terms for the Board members or cumulative voting rights for the stockholders. Mr. Shaughnessy has been designated by the Board of Directors as the lead independent Board member. In this role, Mr. Shaughnessy serves as chairperson of the independent Board member sessions and assists the Board in assuring effective corporate governance.

        Our Board of Directors met nine times and took action by written consent seven times in 2009. All Board members attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which they then served during 2009. The Board of Directors retains the authority to engage its own advisors and consultants.

Board Committees

        Our Board of Directors has the following standing committees: Audit and Finance Committee; Management Development and Compensation Committee; and Governance, Nominating and Compliance Committee; each of which operates pursuant to a separate charter adopted by our Board of Directors. A current copy of each charter is available at http://www.phaseforward.com. The charters are reviewed for appropriateness at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition of each committee is as follows:

Name	Audit and Finance Committee	Management Development and Compensation Committee	Governance, Nominating and Compliance Committee
Axel Bichara		X	X
Richard A. D'Amore	X	X
Gary E. Haroian	Chairperson
Paul G. Joubert	X
Kenneth I. Kaitin, Ph.D			Chairperson
Dennis R. Shaughnessy		Chairperson	X

        Messrs. Bichara, D'Amore, Haroian, Joubert, and Shaughnessy and Dr. Kaitin each meet the requirements of an independent director within the meaning of the applicable director independence standards of The NASDAQ Stock Market, Inc. and the applicable rules of the Securities and Exchange Commission.

        The responsibilities of each committee are summarized below.

  Audit and Finance Committee

        Our Audit and Finance Committee oversees our corporate accounting and financial reporting process. Our Audit and Finance Committee:

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  evaluates the qualifications, independence and performance of the independent registered public accounting firm;

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  determines the engagement of the independent registered public accounting firm;

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  approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

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  monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

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  oversees selection and changes to accounting policies and establishes policies;

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  reviews our financial statements and Management's Discussion and Analysis contained in all reports to the Securities and Exchange Commission;

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  reviews our critical accounting policies and estimates;

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  reviews material communication between our independent registered public accounting firm and management; and

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  discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements.

        Messrs. Haroian, D'Amore and Joubert are each an "audit committee financial expert" as defined under the applicable rules of the Securities and Exchange Commission. Our Audit and Finance Committee met seven times and took action by written consent once in 2009. The Audit and Finance Committee's report appears elsewhere in this proxy statement.

  Management Development and Compensation Committee

        Our Management Development and Compensation Committee reviews and recommends policy relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the chief executive officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives, and setting compensation of these officers based on such evaluations. The Management Development and

Compensation Committee also administers the issuance of stock options and other awards under our stock plans. In addition, the Management Development and Compensation Committee: (i) reviews and evaluates, at least annually, the performance of the committee and its members, including compliance of the committee with its charter; (ii) reviews and approves the policies and procedures for the grant of equity-based awards; and (iii) reviews and discuss with our management the Compensation Discussion and Analysis to be included in our proxy statement or annual report on Form 10-K ("CD&A"), and, based on such review, makes a recommendation to the full Board of Directors as to whether the CD&A should be included in our proxy statement or annual report on Form 10-K. Our Management Development and Compensation Committee met seven times and took action by written consent four times in 2009. The Management Development and Compensation Committee's report appears elsewhere in this proxy statement.

        In February 2010, our Board of Directors amended our Management Development and Compensation Committee's charter to delegate to the committee the authority to assess our compensation policies and practices for all employees as they relate to risk management practices and risk-taking incentives. A copy of the Management Development and Compensation Committee charter, as amended, is attached to this proxy statement as Appendix A.

  Governance, Nominating and Compliance Committee

        The Governance, Nominating and Compliance Committee oversees all aspects of our corporate governance functions, makes recommendations to our Board of Directors regarding corporate governance candidates to serve as Board members of Phase Forward, recommends such candidates to our Board of Directors and makes other recommendations to our Board of Directors regarding affairs relating to our Board of Directors, including Board member compensation.

        Our Governance, Nominating and Compliance Committee met three times and took action by written consent once in 2009.

        In February 2010, our Board of Directors amended our Governance, Nominating and Compliance Committee's charter to delegate to the committee the authority to review the annual disclosure to be included in our proxy statement or annual report on Form 10-K regarding (a) the expertise, skills, attributes and backgrounds of each director that led us to determine that such individual should serve on the Board and (b) our consideration of diversity in identifying nominees for the Board." A copy of the Management Development and Compensation Committee charter, as amended, is attached to this proxy statement as Appendix B.

Compensation Committee Interlocks and Insider Participation

        As noted above, the Management Development and Compensation Committee of the Board consists of Messrs. Shaughnessy, Bichara and D'Amore. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Management Development and Compensation Committee.

        During the last year, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Management Development and Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Management Development and Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as one of our Board members.

 COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation Discussion and Analysis

  Overview

        Our compensation philosophy is based on a desire to balance retention of executive talent with pay for performance-based incentive compensation, which is designed to reward our named executive officers for continued service and our sustained financial and operating performance. We believe that the compensation of our named executive officers should align our executives' interests with those of our stockholders and focus executive behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies. It is the responsibility of the Management Development and Compensation Committee of our Board of Directors to administer our compensation practices to ensure that they are competitive and include incentives that are designed to appropriately drive our performance, including our revenue and earnings growth. Our Management Development and Compensation Committee reviews and approves all of our executive compensation policies, including executive officer salaries, bonuses and equity awards, other than for our chief executive officer. The compensation for our chief executive officer is approved by the Management Development and Compensation Committee and then recommended to the Board of Directors, who in turn approves the compensation of our chief executive officer.

  Objectives of Our Executive Compensation Programs

        Our compensation programs for our executive officers are designed to achieve the following objectives:

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  attract and retain talented and experienced executives in the highly competitive and dynamic technology and life sciences industries;

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  motivate, reward and retain executives whose knowledge, skills and performance are critical to our success;

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  promote continuity of service for executives whom we believe are in a position to make continued contributions to our success;

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  align the interests of our executives and stockholders by motivating executives to increase stockholder value and reward executives when stockholder value increases;

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  provide a competitive compensation package designed to balance retention and pay for performance and in which a significant portion of total compensation is determined by company financial operating results and the creation of stockholder value;

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  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

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  foster a shared commitment among executives by coordinating their individual and company goals; and

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  motivate our executives to manage our business to meet our short- and long-term objectives, and reward them for meeting or exceeding these objectives.

        We use a mix of short-term compensation (base salaries and annual cash bonuses) and long-term compensation (restricted stock and restricted stock units) to provide a total compensation structure that is designed to achieve these objectives. We determine the percentage mix of compensation structures we think is appropriate for each of our executive officers. This is not a mechanical process, and the Management Development and Compensation Committee uses its judgment, experience, and the recommendations of our chief executive officer (except for his own compensation) to determine the appropriate mix of compensation for each individual. Our human resources department also supports the efforts of our chief executive officer and the Management Development and Compensation Committee by providing existing compensation data and coordinating the annual compensation review process. Short-term compensation is determined primarily on the basis of comparison to peer group data. The Management Development and Compensation Committee may also take into account executive compensation levels in the context of our overall operating expenses. Long-term compensation is generally determined on the basis of the degree of an executive's responsibility within the Company and his overall performance. In addition, the Management Development and Compensation Committee looks to available third party data assembled by our independent executive compensation consultant.

  Benchmarking

        Overall, our total compensation opportunity is intended to create an executive compensation program that is generally set at competitive levels between the median and the 75th percentile of comparable public companies within our peer group. In addition to peer group market data, our Management Development and Compensation Committee also takes into account factors such as level of responsibility, prior experience, internal equity and individual performance in arriving at final compensation decisions, which in some cases may exceed the 75th percentile of comparable public companies within our peer group.

        For 2009, our Management Development and Compensation Committee retained the services of an independent executive compensation consultant, DolmatConnell & Partners, who assisted us in identifying peer group companies to benchmark appropriate compensation levels for our executive officers. Based on this information, our Management Development and Compensation Committee selected our peer group from publicly-traded companies in a related Standard Industrial Classification, or SIC, code with revenues and market capitalizations within a range similar to ours. In consultation with DolmatConnell & Partners, we selected the following 13 companies to serve as our peer group in 2009 for purposes of benchmarking our compensation: Allscripts Healthcare Solutions, Inc., athenahealth, Inc., Blackbaud, Inc., Blackboard, Inc., EPIQ Systems, Inc., eResearchTechnology, Inc., Interwoven, Inc., Macrovision Solutions Corp., NetSuite, Inc., Omnicell, Inc., Quality Systems, Inc., SPSS, Inc. and Tyler Technologies, Inc.

        The Management Development and Compensation Committee also gathered input from the chief executive officer on the performance and contributions of each executive and considered the compensation data provided to it, as well as historical equity incentive award data for each executive, in determining long-term compensation awards to executives.

  Our Executive Compensation Programs

        Our executive compensation primarily consists of base salary, annual cash incentive bonuses, equity award compensation and broad-based benefits programs. Our executive compensation for our senior vice president of worldwide sales also includes annual incentives based on sales.

        As part of our regular review to ensure competitive pay levels for our executives we pay close attention to:

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  the amount of compensation generally paid by our peer group companies to their executives with similar roles and responsibilities;

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  the roles and responsibilities of our named executive officers;

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  the individual experience and skills of, and expected contributions from, our named executive officers;

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  the amount and mix of compensation being paid to our other executives; and

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  the amount and mix of historical compensation paid to our named executive officers.

        Each of the primary elements of our executive compensation is discussed in detail below, including a description of the particular element and how it fits into our overall executive compensation and a discussion of the amounts of compensation paid to our named executive officers in 2009 under each of these elements. In the descriptions below, we have identified particular compensation objectives that we have designed elements of our executive compensation to serve; however, we have designed our compensation programs to complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

  Annual Cash Compensation

  Base Salary

        Base salaries are generally targeted to be between the median and the 75th percentile of comparable public companies within our peer group and to be competitive with similar positions at our peer group companies. The base salaries of all executive officers are reviewed annually against peer group data and may be adjusted to reflect individual roles and performance. We may also increase the base salary of an executive officer at other times if a change in the scope of the executive's responsibilities justifies such consideration. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Although base salaries are established in part based on the individual experience, skills and expected contributions of our executives and our executives' performance during the prior year, we do not view base salaries as primarily serving our objective of paying for performance.

        Our named executive officers' base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his initial employment and our subsequent adjustments to these amounts, which are approved by the Management Development and Compensation Committee, to reflect market increases, our growth and stage of development, our executives' performance and increased experience, any changes in our executives' roles and responsibilities and other factors. The initial base salaries that we negotiated with our executives were based on our understanding of the market at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors.

        At its meeting in November 2009, our Management Development and Compensation Committee approved base salary increases in connection with the promotion, and increased scope of responsibility, of each of Messrs. Powell, Rosenberg and Young, effective as of November 3, 2009. The expanded roles and responsibilities of each of these named executive officers is described in more detail below.

        In addition to his global sales responsibilities, in his new capacity as Senior Vice President of Sales and Marketing, Mr. Powell is now responsible for our corporate marketing to ensure that functions such as lead generation, collateral development, events marketing, and corporate communications are in alignment with our global sales efforts.

        In his new expanded role of Senior Vice President, Products & Services, Mr. Rosenberg manages all product development, global services, product management and our global customer care organization.

        As part of his promotion to the position of Senior Vice President, Integration & Product Strategy, Mr. Young is now responsible for product marketing, strategy, integration, and the direction of our integrated suite solution, as well as partnerships and alliances. Mr. Young also leads our Product Strategy Council, which manages the market priorities, investment priorities and tradeoffs for individual products across our overall suite.

        The base salary increases for each of Messrs. Powell, Rosenberg and Young are set forth in the following table.

Name	2009 Base Salary Effective November 3, 2009(1)	% Increase
Stephen J. Powell	$286,824	2.78%
Steven J. Rosenberg	$350,000	11.11%
Martin A. Young	$245,000	22.19%

(1)
Mr. Powell is employed by us through our wholly owned subsidiary, Phase Forward Europe Limited, and is compensated in British pounds. In addition, Mr. Young was compensated, in part, in British pounds in 2009. For the purposes of this disclosure, we have converted Messrs. Powell's and Young's compensation in British pounds to its equivalent value in dollars based on an assumed exchange rate of 0.6450 British pounds/U.S. dollar, which is the average of the 12 monthly rates we used when preparing our 2009 audited income statement. Our source of information for our monthly exchange rates is http://www.x-rates.com.

        Given that our peer group data had shown limited change from 2009, our Management Development and Compensation Committee has granted no base salary increase for any named executive officer in 2010.

Annual Incentive Plan

        Consistent with our emphasis on pay for performance, each named executive officer has a cash incentive opportunity under our Management Incentive Plan, which is intended to recognize and reward the achievement of our financial performance goals. The Management Incentive Plan provides our named executive officers and certain other employees with an opportunity to earn a cash bonus at a target amount equal to a percentage of their respective annual base salaries, which will vary according to the participant's position, based on the attainment of specified corporate performance goals determined by the Management Development and Compensation Committee each year. The actual dollar award may exceed the target payout in the event of over-achievement of performance goals subject to a maximum of 200% of the employee's bonus opportunity; provided, however, such limitation may be up to 300% for any performance targets based on bookings, sales quotas or similar sales metric and, provided further, that no bonus can be earned in a quarter if achievement is below a threshold of 80% of the targeted financial goals for the applicable quarter.

        All of our named executive officers participated in the 2009 Management Incentive Plan, which provided our named executive officers participating in the plan with an opportunity to earn a cash bonus at the targets described below, expressed as a percentage of their respective 2009 base salaries based on the attainment of specified corporate profitability goals.

Name and Principal Position	Target Bonus as a % of 2009 Base Salary
Robert K. Weiler President, Chief Executive Officer and Chairman of the Board of Directors	105%
Christopher A. Menard Senior Vice President, Chief Financial Officer and Treasurer	50%
Stephen J. Powell Senior Vice President, Sales and Marketing	76%
Steven J. Rosenberg Senior Vice President, Products and Services	70%
Martin A. Young Senior Vice President, Products and Integration	42%

        The Management Development and Compensation Committee selected the following financial and operational corporate profitability metric for 2009: operating income before amortization of intangibles, stock based compensation expenses, acquired deferred revenue and backlog adjustment, and bonuses accrued under the Management Incentive Plan. This metric was selected because the Company believes it focuses our named executive officers on Company profitability and achieving and exceeding the Company's annual budget for operating profits.

        Each quarter's contribution to the final bonus amount determination was weighted as follows: 10% for the first quarter; 15% for the second quarter; 30% for the third quarter; and 45% for the fourth quarter. The corporate profitability targets for each quarter for 2009 were as follows: $7.7 million for the first quarter; $7.9 million for the second quarter; $8.1 million for the third quarter; and $10.6 million for the fourth quarter. Attainment of the corporate profitability goals in 2009 were measured quarterly, and bonuses were paid in February 2010. Based on our performance in 2009, the 2009 payout for the corporate profitability metric for each of the participants in the 2009 Management Incentive Plan was 137% of the bonus targets.

        In addition to the corporate profitability metric described above, a portion of Mr. Powell's compensation under the 2009 Management Incentive Plan was determined using bookings and sales quota targets established under the 2009 Global Sales Executive Incentive Compensation Plan component of the 2009 Management Incentive Plan (the "2009 Sales Executive Plan Component"). The bookings and sales quota targets established by the Management Development and Compensation Committee under the 2009 Sales Executive Plan Component are based on our historical operating results and growth rates as well as our expected future results, and are designed to require significant effort and operational success on the part of our executives and the Company. The financial performance metrics established by the Management Development and Compensation Committee under the 2009 Sales Executive Plan Component have historically been difficult to achieve and are designed to represent outstanding performance that the Committee believes should be rewarded. Variable compensation earned by Mr. Powell under the 2009 Sales Executive Plan Component were to be paid annually, except that partial advance payments were permissible for the bookings and revenues components under certain circumstances, subject to reconciliation at year-end. Variable compensation earned by Mr. Powell based on the corporate profitability objectives were to be measured and paid in accordance with the 2009 Management Incentive Plan as described above. Mr. Powell's 2009 bonus under the 2009 Management Incentive Plan was 109% of his target bonus, consisting of £93,658 for the corporate profitability component and £54,508 for the Sales Executive Plan Component, and the

Management Development and Compensation Committee approved this payout at its February 2010 meeting.

  Discretionary Bonuses

        Notwithstanding the use of specific performance targets used in determining the Company's annual Management Incentive Plan, our Management Development and Compensation Committee believes it is advisable to retain discretion in determining whether to revise the parameters of the management incentive plans or grant a discretionary bonus to our named executive officers outside the parameters of the Management Incentive Plan. The Management Development and Compensation Committee reserves the right to apply its judgment in these circumstances based on a number of factors, including, for example, the recommendation of the Company's Chief Executive Officer, as well as non-quantitative and subjective factors that may be deemed relevant by the Management Development and Compensation Committee upon exercise of any such discretion. The Company does not currently have any standing guidelines limiting the exercise of such judgment by the Management Development and Compensation Committee. Management Development and Compensation Committee did not award any discretionary bonuses to its named executive officers in 2009, and the Company does not have any current plans to recommend any discretionary bonuses for its named executive officers.

  Equity Awards

        We grant equity incentive awards in the form of restricted stock and restricted stock units to our named executive officers as part of our total compensation package. Consistent with our objective of retaining talented and motivated executives through the use of service-based equity incentive compensation, these awards represent a significant portion of total executive compensation. While we have not awarded performance-based equity compensation in the past, we have granted service-based options which vest in full after seven years of service, subject to acceleration for achievement of performance milestones. We use equity awards to align the interests of our executives and our stockholders by providing our executives with strong incentives to increase stockholder value and a significant reward for doing so. Prior to 2006, we primarily used stock options, which derive value exclusively from increases in stockholder value. Starting in 2006, based in part on our assessment of the impact of Statement of Financial Accounting Standards No. 123(R), or SFAS 123(R), we moved to the use of restricted stock and restricted stock units and stopped the use of stock options. Our decisions regarding the amount and type of equity award and relative weighting of these awards among total executive compensation were based on our understanding of market practices of similarly situated companies and our negotiations with our executives in connection with their initial employment or promotion. We typically make grants of equity incentive awards to our executive officers on an annual basis generally at the same time that we review and revise the executive compensation structure. In 2009, we considered a number of factors in determining the amount of equity awards to grant to our executives, including:

  •
  the number of shares, both vested and unvested, held by our executives;

  •
  the vesting schedule of the unvested restricted stock award and restricted stock units held by our executives; and

  •
  the amount and percentage of our total equity on a diluted basis held by our executives.

        Awards of restricted stock and restricted stock units provide our executive officers with shares of our common stock by entering into a restricted stock or restricted stock unit award agreement, as applicable. Similar to stock options, shares of restricted stock are earned on the basis of continued service to us and generally vest over four years. The vesting schedules for each of our named executive officers vary, and we have described the vesting schedule for each of our named executive officers below. Awards of restricted stock and restricted stock units are granted pursuant to our 2004 Stock

Option and Incentive Plan. These awards are subject to vesting periods tied to continued employment with the Company.

        Generally, each restricted stock unit vests 50%, 75% and 100% on each of the second, third and fourth anniversary after the date of grant, with acceleration of vesting provided upon certain events including up to full acceleration upon certain terminations of employment within 12 months following a change in control of the Company. We believe that the initial 2-year restricted stock unit vesting period is longer than is typical for similar companies, and that it serves to retain and motivate our executives on a longer-term basis than would be the case with a shorter initial vesting period. Consistent with our belief that longer vesting periods serve to retain and motivate our executives, the award of 315,000 restricted stock units granted to Mr. Weiler in 2009 is subject to vesting schedule under which a larger proportion of the award vests later over its four-year vesting term. Specifically, these restricted stock units are subject to vesting at a rate of 25%, 50%, and 100% on each of the second, third and fourth anniversary after the date of grant. The size of each equity grant to our named executive officers is determined based on the factors listed above.

        See also "Potential Benefits Upon a Change in Control or Following Certain Termination Events" for a discussion of the acceleration events related to our equity-based awards.

  Equity Grant Practices

        In 2008, we adopted an equity award grant policy that formalizes how we grant equity awards by providing that grants will generally be made at regularly scheduled meetings, outlining grant approval requirements and specifying how awards are priced. Under this policy, awards are generally priced on the 15th day following the date of the meeting at which the award was approved (or the effective date of a written consent); provided, that if the 15th day following the meeting or consent date falls on a day that is not a business day, then the effective grant date will be the first business day to occur thereafter. We believe that this equity grant policy reinforces the effectiveness of our internal control over the equity grant process. For additional information, see the description of our program regarding stock retention described in this proxy statement under the heading "Corporate Governance Principles and Board Matters."

  Other Compensation

        All of our executive officers are also eligible for benefits offered to employees generally, including life, health, disability and dental insurance and our participation in our 401(k) plan. All of our named executive officers,, are parties to an executive agreement which provides for certain severance benefits that may be triggered as a result of the termination of the executive officer's employment under certain circumstances. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers. The Management Development and Compensation Committee in its discretion may revise, amend or add to the officer's executive benefits and perquisites if it deems it advisable. We do not believe it is necessary for the attraction or retention of management talent to provide the officers with a substantial amount of compensation in the form of perquisites. In 2009, the only material perquisites we provided were to Messrs. Powell and Young as described in footnote 3, to the Summary Compensation Table, below.

        We have a corporate golf club membership in the name of Phase Forward to be used for business purposes, including corporate meetings and related events. Under the terms of the membership, we are permitted to designate three individuals to use the club facilities. Messrs. Weiler, Menard and Young are currently our designees. We are permitted to change the corporate designees by paying a nonrefundable redesignation fee. Any personal benefit any of our named executive officers may have derived from the use of the membership is less than $10,000 and the amount thereof has therefore not been included in the compensation shown in the Summary Compensation Table. Expenses related to the use of the golf club for non-business related activities are not reimbursable and are at the individual user's expense.

  Determining Compensation for Our President and Chief Executive Officer in 2009

        At the beginning of each year, Mr. Weiler develops the objectives that he believes need to be achieved for the Company to be successful, which he then reviews with the Management Development and Compensation Committee for the corollary purpose of establishing how his performance will be assessed. These objectives are derived largely from the Company's annual financial and strategic planning sessions, during which in-depth reviews of the Company's growth opportunities are analyzed and goals are established for the upcoming year. They include both quantitative financial measurements and qualitative strategic and operational considerations and are focused on the factors that Mr. Weiler and the Board believe create long-term shareholder value. In determining Mr. Weiler's compensation for 2009, the Management Development and Compensation Committee considered the achievement of our corporate goals and objectives, including the performance targets related to the Company's financial and operational metrics. We believe that Mr. Weiler's total compensation is closely connected with the Company's objective to reward, align, motivate and challenge Mr. Weiler to lead the Company successfully.

        Under Mr. Weiler's leadership, the Company has received significant recognition, including being named by the World Economic Forum as a 2009 Technology Pioneer, while our financial performance has enjoyed consistent growth. Revenues have grown at a compound annual growth rate of 24% since 2004. During the same period, operating income before amortization of intangibles, stock based compensation expenses, acquired deferred revenue and backlog adjustment, lease exit costs, and bonuses has grown at a compound annual growth rate of 41%.

        In addition, Mr. Weiler orchestrated a significant change to our organizational structure to support the execution of our strategy to move from a position of point solution leadership to that of an Integrated Clinical Research Suite (ICRS) provider. In furtherance of our ICRS strategy, Mr. Weiler also directed the Company's mergers and acquisition activities in 2009, which included our acquisitions of Waban, Inc. in April 2009, Maaguzi LLC in July 2009 and the IVRS/IWRS business of Covance, Inc. in August 2009.

  Determining Compensation for Our Other Named Executives in 2009

        Each other named executive officer is a leader of at least one individual function and a senior vice president of the Company. As part of the executive management team, they report directly to Mr. Weiler, who assesses their performance. Like Mr. Weiler, the performance of each of our other named executive officers is based on the achievement by the Company of its performance objectives, which include both quantitative financial measurements and qualitative strategic and operational considerations affecting the Company and the function or functions that the named executive leads. The performance objectives of each function of the Company are tailored to support the achievement of the Company's overall performance objectives. Upon completing his assessment, Mr. Weiler then makes an initial compensation recommendation to the Management Development and Compensation Committee for each named executive, with the advice of our Senior Vice President of Human Resources. The named executives do not play a role in their compensation determination, other than discussing their function's contribution to the achievement of the Company's overall performance objectives.

        In determining the compensation for 2009 for our other named executives, the Management Development and Compensation Committee considered their respective performances against the Company's goals and objectives as determined by Mr. Weiler and our Board of Directors and as discussed in more detail above. Our executives' total compensation packages for 2009 reflect our philosophy of aligning pay with performance and rewarding top talent.

  Compliance with Internal Revenue Code Section 162(m)

        In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Internal Revenue Code, and it is our present intention that, for so long as it is consistent with the Management Development and Compensation Committee's overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m).

  Summary Compensation Table

        The following table sets forth certain information with respect to compensation for the year ended December 31, 2009, 2008 and 2007 earned by or paid to our chief executive officer, chief financial officer and our three other most highly compensated executive officers, who are referred to herein as the named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total
Robert K. Weiler	2009	$405,000	—	$6,080,250	—	$583,563	—	$2,025	$7,070,838
President, Chief	2008	$405,000	—	$1,047,000	—	$454,815	—	—	$1,906,815
Executive Officer	2007	$370,000	—	$529,290	—	$322,240	—	—	$1,221,530
and Director					—

Christopher A. Menard	2009	$243,750	—	$1,067,713	—	$176,134	—	—	$1,487,597
Senior Vice President and	2008	$200,000	$47,000	$523,500	—	$78,610	—	—	$849,110
Chief Financial Officer	2007	$168,267	—	—	—	$64,925	—	—	$233,192

Stephen J. Powell	2009	$280,315	—	$873,360	—	$229,717	—	$76,775	$1,460,167
Senior Vice President of	2008	$337,204	—	$523,500	—	$307,713	—	$104,873	$1,273,290
Worldwide Sales(4)	2007	$335,739	—	$396,900	—	$419,725	—	$82,643	$1,235,007

Steven J. Rosenberg	2009	$320,687	—	$873,360	—	$310,474	—	$1,571	$1,506,092
Senior Vice President	2008	$315,000	$47,000	$663,100	—	$229,934	—	—	$1,255,034
	2007	$268,750	—	$304,290	—	$145,750	—	—	$718,790

Martin A. Young(4)	2009	$211,424	—	$890,460	—	$123,677	—	$25,027	$1,250,588
Senior Vice President,	2008	$210,202	$19,750	$218,125	—	$82,621	—	$30,824	$561,522
Integration and Product Strategy	2007	$207,632	—	$56,228	—	$77,031	—	$31,038	$371,929

Rodger Weismann(5)	2009	$225,000	—	—	—	$150,714	—	—	$375,714
Advisor to Chief	2008	$300,000	$47,000	$523,500	—	$168,450	—	—	$1,038,950
Executive Officer	2007	$265,002	—	$165,375	—	$143,100	—	—	$573,477

(1)
With the exception of ignoring the impact of the forfeiture rate relating to service based vesting conditions, these amounts represent the aggregate grant date fair value of restricted stock unit awards for 2009, 2008 and 2007. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during 2009, 2008 or 2007. The grant date fair value is determined by taking the closing price of our common stock on the NASDAQ Global Select Market on the grant date of such award.

(2)
Represents cash incentive awards earned for the year and paid in the following year. With respect to Messrs. Weiler, Menard, Rosenberg, Young and Weismann, these cash incentive awards were authorized under our Management Incentive Plan for the applicable reported year. With respect to Mr. Powell, these cash incentive awards were authorized under our Management Incentive Plan (including the 2009 Sales Executive Plan Component) in 2009 and under our Global Sales Executive Incentive Compensation Plan established for each of 2008 and 2009. All plans were approved by our Management Development and Compensation Committee. The awards are described in more detail above in the section entitled "Annual Cash Compensation—Annual Incentive Plan".

(3)
Excludes participation in medical and certain other benefits received by the named executive officers that are available generally to all of our employees. Amounts in this column include the following for 2009:

    Robert K. Weiler: $2,025 in Company contributions to defined contribution plans.

    Stephen J. Powell: (i) $23,256 for a car allowance which is payable to Mr. Powell on a monthly basis; (ii) $42,047 towards a pension vehicle of Mr. Powell's choosing; (iii) $465 for a gymnasium membership subsidy; (iv) $10,681 in personal travel perquisites for spousal travel to attend a Company-sponsored event; and (v) $326 to cover certain tax liabilities.

    Steven J. Rosenberg: $1,571 in Company contributions to defined contribution plans.

    Martin A. Young: $25,027 towards a pension vehicle of Mr. Young's choosing.

(4)
Mr. Powell is employed by us through our wholly owned subsidiary, Phase Forward Europe Limited, and is compensated in British pounds. In addition, Mr. Young was compensated, in part, in British pounds. For the purposes of this disclosure, we have converted Messrs. Powell's and Young's compensation in British pounds to its equivalent value in dollars based on an assumed exchange rate of 0.4989 British pounds/U.S. dollar for 2007, 0.5538 British pounds/U.S. dollar for 2008, and 0.6450 British pounds/U.S. dollar for 2009, which is the average of the 12 monthly rates we used in each year when preparing our audited income statement. Our source of information for our monthly exchange rates is http://www.x-rates.com.

(5)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as an advisor to the Chief Executive Officer.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding the terms of grants of our plan-based awards under our incentive plans made by us to the named executive officers during 2009.

Grants of Plan-Based Awards

						All other Stock Awards: Number of Shares of Stock or Units(4)	All other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Stock and Option Awards (per share)	Grant Date Fair Value of Stock and Option Awards
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(3)
	Grant Date(1)	Action Date(2)
Name			Threshold(3)	Target	Maximum
Robert K. Weiler	3/13/2009	2/26/2009	—	—	—	85,000	—	—	$1,188,300
	7/2/2009	6/17/2009	—	—	—	315,000	—		$4,891,950
	—	—	$10,631	$425,250	$850,500	—	—	—	—

Christopher A. Menard	3/12/2009	2/25/2009	—	—	—	6,250	—	—	$89,813
	4/17/2009	4/2/2009	—	—	—	70,000	—	—	$977,900
	—	—	$1,750	$130,750	$261,500	—	—	—	—

Stephen J. Powell(5)	3/12/2009	2/25/2009	—	—	—	23,000	—	—	$330,510
	12/30/2009	12/15/2009	—	—	—	35,000	—	—	$542,850
	—	—	$15,872	$211,630	$529,074	—	—	—	—

Steven J. Rosenberg	3/12/2009	2/25/2009	—	—	—	23,000	—	—	$330,510
	12/30/2009	12/15/2009	—	—	—	35,000	—	—	$542,850
	—	—	$5,513	$227,570	$455,140	—	—	—	—

Martin A. Young(5)	3/12/2009	2/25/2009	—	—	—	8,000	—	—	$114,960
	12/30/2009	12/15/2009	—	—	—	50,000	—	—	$775,500
	—	—	$2,005	$92,411	$184,821	—	—	—	—

Rodger Weismann(6)	—	—	$4,125	$103,125	$206,250	—	—	—	—

(1)
"Grant Date" applies only to equity incentive awards.

(2)
Under our equity grant practices, awards are generally priced on the 15th day following the date of the Board meeting at which the award was approved (or the effective date of a written consent).

(3)
Minimum payout upon achievement of 80% of the Company's targeted financial goal for the first quarter of 2009. The payouts shown in the table were based on performance in 2009, which has now occurred. Thus, the amounts shown in the columns with the headings "Threshold", "Target" and "Maximum" reflect the range of potential payouts when the performance goals were set in early 2009. See the Summary Compensation Table for actual bonuses earned by our named executive officers in 2009, which were paid in 2010.

(4)
Represents restricted stock units awarded in 2009. The vesting schedules for these grants are described above in the section above titled "Equity Awards".

(5)
Mr. Powell is employed by us through our wholly owned subsidiary, Phase Forward Europe Limited, and is compensated in British pounds. In addition, Mr. Young was compensated, in part, in British pounds in 2009. For the purposes of this disclosure, we have converted Messrs. Powell's and Young's compensation in British pounds to its equivalent value in dollars based on an assumed exchange rate of 0.6450 British pounds/U.S. dollar, which is the average of the 12 monthly rates we used when preparing our 2009 audited income statement. Our source of information for our monthly exchange rates is http://www.x-rates.com.

(6)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as an advisor to the Chief Executive Officer.

  Outstanding Equity Awards

        The following table sets forth certain information regarding the stock option grants and restricted stock awards and restricted stock units to the named executive officers outstanding at the end of 2009.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested(1)	Market value of shares or units of stock that have not vested(2)
Robert K. Weiler	—	—	—	—	—	780,000	$11,965,200
	741,667	—	—	$3.00	10/16/2012	—	—
	93,750	31,250	—	$6.30	2/16/2015	—	—
Christopher A Menard	—	—	—	—	—	115,500	$1,771,770
	3,282	—	—	$6.53	5/12/2015	—	—
Stephen J. Powell	—	—	—	—	—	110,500	$1,695,070
	—	2,500	—	$6.30	2/16/2015	—	—
Steven J. Rosenberg	—	—	—	—	—	126,250	$1,936,675
	—	12,500	—	$6.30	2/16/2015	—	—
Martin A. Young	—	—	—	—	—	73,874	$1,133,227
	6,000	—	—	$3.00	1/11/2011	—	—
	17,000	8,500	—	$6.30	2/16/2015	—	—
Rodger Weismann(3)	—	—	—	—	—	26,250	$402,675

(1)
Represents shares of restricted stock awarded in 2006 and restricted stock units awarded in 2007, 2008 and 2009. The vesting schedules for these awards are described above in the section above titled "Equity Awards."

(2)
The closing price of our stock on the NASDAQ Global Select Market on December 31, 2009 was $15.34.

(3)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as an advisor to the Chief Executive Officer.

  Option Exercises and Stock Vested

        The following table provides information, for the named executive officers, on stock options exercised and stock awards vested during 2009, including the number of shares acquired upon exercise and the value realized.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert K. Weiler	—	—	120,000	$1,724,600
Christopher A. Menard	—	—	9,250	$140,760
Stephen J. Powell	8,334	$70,622	22,500	$303,225
Steven J. Rosenberg	—	—	30,250	$423,183
Martin A. Young	—	—	3,376	$45,720
Rodger Weismann(1)	130,000	$978,108	39,650	$560,578

(1)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as an advisor to the Chief Executive Officer.

  Pension Benefits

        None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us.

  Nonqualified Deferred Compensation

        None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

  Potential Benefits Upon a Change in Control or Following Certain Termination Events

  Severance and Change in Control Arrangements in General

        Each of our executive officers has signed an executive agreement which provides that, in the event that we terminate his employment other than for cause (as defined in each executive agreement), we will make severance payments equal to 50% of such person's annual base salary and, in the discretion of our chief executive officer, an amount representing variable compensation that such person would have been entitled to receive under our variable compensation plans but for the termination of his employment, as well as certain continued health benefits.

        In addition, these executive agreements provide that if we experience a change in control (as defined in each executive agreement) and the employment of such officer is terminated without cause, or if such officer terminates his employment for certain reasons, generally referred to as "good reason", including a substantial reduction in salary or bonus or geographic movement during the one-year period following the change in control, then all unvested stock options held by such officer become fully-vested and immediately exercisable and such officer is entitled to severance payments equal to 100% of his annual base salary and 50% of such officer's annual bonus, as well as certain continued health benefits. The agreements also provide that all options granted to each officer under our 2004 Stock Option and Incentive Plan will have their vesting accelerated by 25% upon a change in control, which would be additional to the 25% acceleration of vesting otherwise triggered by our 2004 Stock and Incentive Plan. For additional discussion of acceleration of vesting outside of the terms of the 2004 Stock and Incentive Plan, please see the section below titled "Automatic Acceleration of Vesting Upon a Change in Control or Following Certain Termination Events".

        Our 2004 Stock Option and Incentive Plan provides that all stock options granted thereunder will have their vesting accelerated by 25% upon certain changes in control. Our grants of restricted stock are awarded under our 2004 Stock Option and Incentive Plan, but are subject to independently-determined vesting and acceleration schedules, which are described herein.

  Cash Payments Following Certain Termination Events

        Assuming the employment of our executive officers was terminated involuntarily or such officers (other than Mr. Powell) resigned with good reason following a change in control or were otherwise terminated without cause (not in connection with a change in control) on December 31, 2009, our named executive officers would be entitled to cash payments in the amounts set forth opposite their names in the below tables, subject to any deferrals required under Section 409A of the Internal Revenue Code of 1986, as amended. As of December 31, Mr. Powell's executive agreement provided that he would have been entitled to either 12 months notice prior to termination of employment or payment in lieu of notice consisting of the equivalent of 12 months of base salary, car allowance, pension and life and health insurance benefits. Accordingly, the amounts set forth opposite his name in the below table reflect the payments Mr. Powell would have received on termination without notice as of December 31, 2009. As of December 31, 2009, Mr. Powell's agreement did not provide a right to resign with good reason following a change in control.

        On February 3, 2010, we amended Mr. Powell's employment agreement to align Mr. Powell's change in control severance offered to our other named executive officers. We also amended Mr. Powell's equity award agreements, such that the vesting of his restricted stock and restricted stock unit awards is consistent with that of our other named executive officers. As discussed above, the tables below do not reflect these amendments because of our assumption, for the purposes of this summary, that the events triggering severance or acceleration occurred on December 31, 2009.

	Cash Payments to Named Executive Officers Following an Involuntary Termination Following a Change in Control or Resignation for Good Reason Following a Change in Control				Cash Payments to Named Executive Officers Following a Termination Without Cause, Not Due to a Change in Control
Name	Cash Severance	Bonus	Medical Continuation	Other	Cash Severance	Bonus(1)	Medical Continuation	Other
Robert K. Weiler	$405,000	$212,625	$20,486	—	$202,500	—	$10,243	—
Christopher Menard	$250,000	$65,375	$18,889	—	$125,000	—	$9,444	—
Stephen J. Powell(2)	$279,072	—	$2,972	—	$279,072	—	$2,972	$65,303
Steven J. Rosenberg	$350,000	$113,785	$20,486	—	$175,000	—	$10,243	—
Martin A. Young(2)	$245,000	$47,781	$20,486	—	$122,500	—	$10,243	—
Rodger Weismann(3)	$150,000	$61,875	$5,985	—	$75,000	—	$2,993	—

(1)
As of December 31, 2009, under the executive agreements (other than Mr. Powell's), in the discretion of our chief executive officer, an executive terminated without cause may be paid an amount representing variable compensation that such executive would have been entitled to receive under our variable compensation plans but for the termination of his employment.

(2)
Mr. Powell is employed by us through our wholly owned subsidiary, Phase Forward Europe Limited, and is compensated in British pounds. In addition, Mr. Young was compensated, in part, in British pounds in 2009. For the purposes of this disclosure, we have converted Mr. Powell's compensation to its equivalent value in dollars based on an assumed exchange rate of 0.6450 British pounds/U.S. dollar, which is the average of the 12 monthly rates we used in 2009 when preparing our audited income statement. Our source of information for our monthly exchange rates is http://www.x-rates.com. Amounts shown in the "Other" column for Mr. Powell include potential payments to Mr. Powell representing the equivalent of 12 months of the following benefits: (i) $23,256 for car allowance and (ii) $42,047 for pension contribution. Phase Forward Europe Limited, our wholly-owned subsidiary, entered into an employment agreement, effective April 1, 2002, with Stephen Powell, our senior vice president of worldwide sales, which provided generally for 12 months of notice by either party or payment in lieu of notice by us to Mr. Powell in the event of a termination of his employment without cause. Mr. Powell's agreement did not provide a right to resign with good reason following a change in control. The payments in this table are based on the employment agreement that was in effect between us and Mr. Powell on December 31, 2009, which provided, generally, for 12 months notice by either party or payment in lieu of notice by us to Mr. Powell in the event of a termination of his employment without cause. This agreement also did not provide a right to resign with good reason following a change of control.

(3)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as an advisor to the Chief Executive Officer.

  Automatic Acceleration of Vesting Upon a Change in Control or Following Certain Termination Events

        As described above, certain terms of our executive agreements with our executive officers (other than Mr. Powell), and our stock option and incentive plans provide that the stock options, restricted stock and restricted stock units held by each of our executive officers may be subject to accelerated vesting upon certain events, including a change in control, termination without cause or resignation for good reason, and death or total disability. The following table provides the intrinsic value (that is, the value based upon our stock price on December 31, 2009, and in the case of options, minus the exercise price) of equity awards that would become exercisable or vested as a result of these acceleration events as of December 31, 2009.

Automatic Acceleration of Vesting Upon a Change in Control
or Following Certain Termination Events

	Acceleration Events Due to a Change in Control				Acceleration Events Independent of a Change in Control
	Upon a Change in Control		Involuntary Termination or Resignation For Good Reason During the Twelve Month Period Following a Change in Control(1)		Death or Disability(2)		Termination Without Cause or Resignation For Good Reason
Name	Market Value of Stock Options (3)	Market Value of Restricted Stock and Restricted Stock Units (3)(4)	Market Value of Stock Options	Market Value of Restricted Stock and Restricted Stock Units (3)(5)	Market Value of Stock Options	Market Value of Restricted Stock and Restricted Stock Units (6)	Market Value of Stock Options	Market Value of Restricted Stock and Restricted Stock Units (7)
Robert K. Weiler	$282,500	$7,312,578	—	$4,652,622	—	$7,312,578	—	$4,167,970
Christopher A Menard	—	$949,515	—	$822,255	—	$949,515	—	$431,146
Stephen J. Powell	$22,600	$711,883	—	—	—	—	—	—
Steven J. Rosenberg	$113,000	$1,145,867	—	$790,808	—	$1,145,867	—	$545,598
Martin A. Young	$76,840	$428,784	—	$704,443	—	$428,784	—	$132,568
Rodger Weismann(8)	—	$250,794	—	$151,881	—	$250,794	—	$87,837

        All market values reflected in the above table are based on the $15.34 closing price of our stock on the NASDAQ Global Select Market on December 31, 2009. All computations have been made in accordance with the terms of the respective award agreements with our named executives.

(1)
Messrs. Weiler's, Menard's, Rosenberg's, Young's and Weismann's executive agreements generally define an "Involuntary Termination Following a Change in Control or Resignation for Good Reason Upon Change in Control" as a termination of employment without cause at any time within the period beginning on the date that is forty-five (45) days prior to the public announcement of the signing of a definitive agreement regarding a change in control and ending on the first anniversary of the effective date of a change in control, but does not include termination (a) for cause, (b) as a result of the executive's disability or death or (c) resignation by the executive, except is if such executive terminates his employment for "good reason." "Good reason" includes (i) the substantial reduction of such named executive officer's (1) aggregate base salary, (2) incentive pay eligibility, or (3) the benefits for which such named executive officer was eligible, in each case, in effect immediately prior to a change in control; unless, however, in the case of subclause (3) only, such reduction is due to an across-the-board reduction applicable to all senior executives of the Company and any successor, and the benefits available to such named executive officer after such across-the-board reduction are no less favorable than those available to similarly-situated executives of our Company and such successor; (ii) the permanent relocation of such named executive officer's primary workplace to a location more than thirty (30) miles away from such named executive officer's workplace in effect immediately prior to a change in control; or (iii) the failure of any successor to, or assignee of, our Company to assume the duties and obligations of our Company under such executive agreement.

(2)
Under the terms of the award agreements for restricted stock ("RSAs") and restricted stock units ("RSUs") for each of Messrs. Weiler Menard, Mr. Rosenberg, Young and Weisman, "Disability" generally means any physical or mental disability that renders an executive unable to perform his/her essential job responsibilities for a cumulative period of 180 days in any 12-month period, where such disability cannot be reasonably accommodated absent undue hardship.

(3)
As described under the heading "Potential Benefits Upon a Change in Control or Following Certain Termination Events", our 2004 Stock Option Plan each provide that 25% of the options granted to each of our named executive officers will automatically vest following a change in control. In addition, except for Mr. Powell, each of our named executive officers has entered into an executive agreement providing for the automatic acceleration of an additional 25% of all equity awards granted to such executive under our 2004 Stock Option Plan following a change in control. As a condition to receiving a RSA or RSU, each named executive officer waived any rights he may have had under his executive agreement with respect to any accelerated vesting of any RSAs and RSUs in the event of any change in control, instead electing the acceleration provisions contained in such executive's award agreements for RSAs and RSUs, as described in footnotes 4 through 7, below.

(4)
Determined by multiplying the number of shares subject to the award by the product of a pre-determined acceleration percentage and the number of full months that have elapsed since the date of grant, plus a pre-determined number of additional months, less the number of shares that have previously vested. The following table describes the variables applicable to each individual's awards:

	Pre-Determined Acceleration Percentage
			Additional Months
Name	RSAs	RSUs
Robert K. Weiler	1.667%	2.083%	12
Christopher A. Menard	2.083%	2.083%	12
Stephen J. Powell	2.083%	2.083%	6
Steven J. Rosenberg	2.083%	2.083%	12
Martin A. Young	2.083%	2.083%	12
Rodger Weismann	2.778%	2.083%	12
(5)
Under the terms of each of Messrs. Weiler's, Menard's, Rosenberg's, Young's and Weismann's RSAs and RSUs, 100% of all outstanding RSAs and RSUs held by each such named executive officer will automatically vest in the event that within the 12-month period following a change in control, such named executive officer is terminated for any reason other than cause, death, or disability or such named executive officer notifies the Company in writing of his resignation within sixty (60) days after any event constituting "good reason", as described in footnote 1 above, and describes with reasonable specificity such event. The amounts reflected in this column are limited to the effect of accelerated vesting resulting from the events described in this footnote. Accordingly, these amounts exclude the prior effect of any accelerated vesting that would have been triggered upon a change of control, which are described in the column captioned "Upon a Change in Control."

(6)
Determined by multiplying the number of shares subject to the award by the product of a pre-determined acceleration percentage and the number of full months that have elapsed since the date of grant, plus (in certain cases) a pre-determined number of additional months, less the number of shares that have previously vested. The following table describes the variables applicable to each individual's awards:

	Pre-Determine Acceleration Percentage
			Additional Months
Name	RSAs	RSUs
Robert K. Weiler	1.667%	2.083%	12
Christopher A. Menard	3.333%	2.083%	12
Steven J. Rosenberg	2.083%	2.083%	12
Martin A. Young	3.333%	2.083%	12
Rodger Weismann	2.778%	2.083%	12
(7)
Determined by multiplying the number of shares subject to the award by the product of a pre-determined acceleration percentage (described in footnote 6 above) and the number of full months that have elapsed since the date of grant, less the number of shares that have previously vested.

(8)
Mr. Weismann resigned as the Chief Financial Officer of the Company effective April 2, 2009 and currently serves as an advisor to the Chief Executive Officer.

Compensation Committee Report for the Year Ended December 31, 2009

        The following Report of the Management Development and Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any filing under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, except to the extent that Phase Forward specifically incorporates it by reference into such filing.

        In fulfilling its oversight responsibilities, the Management Development and Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this proxy statement.

        In reliance on the review and discussion referred to above, the Management Development and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's proxy statement to be filed in connection with the Company's 2010 annual meeting of Stockholders and be incorporated by reference in our Annual Report on Form 10-K for fiscal 2009.

                      Respectfully submitted by the Management
                      Development and Compensation Committee,
                      Dennis R. Shaughnessy (Chairman)
                      Richard A. D'Amore
                      Axel Bichara

Director Compensation

  Compensation Policy for Non-Employee Directors

        In connection with our efforts to attract and retain highly-qualified individuals to our Board of Directors, we maintain a cash and equity compensation policy for non-employee members of our Board. In 2009, each non-employee member of our Board was entitled to the following cash compensation:

Annual retainer for Board membership(1)	$30,000
Audit and Finance Committee(2)
Annual retainer for committee membership	$12,000
Additional retainer for committee chair	$8,000
Management Development and Compensation Committee(3)
Annual retainer for committee membership	$7,000
Additional retainer for committee chair	$8,000
Governance, Nominating and Compliance Committee(3)
Annual retainer for committee membership	$7,000
Additional retainer for committee chair	$4,000

(1)
Annual retainer for Board service covers four regular Board meetings and one special budget meeting.

(2)
Annual retainers for Audit and Finance Committee service cover six regular meetings of the committee.

(3)
Annual retainers for Management Development and Compensation Committee service and Governance, Nominating and Compliance Committee service cover four regular meetings of each committee.

        In addition, our Board of Directors may consider and approve compensation for members of the Board who serve on any special committee of the Board that may be constituted from time to time. Any such compensation will be subject to the approval and recommendation of both the Management Development and Compensation Committee and the Governance, Nominating and Compliance Committee.

        For additional meetings not included in the annual retainers listed above, the following fees apply:

Board Meeting Fees (per meeting)	$1,000/in person; $500/telephone
Committee Meeting Fees (per meeting)	$1,000/in person; $500/telephone

        Annual retainer fees are paid quarterly in arrears.

        In addition to the cash compensation described above, each non-employee member of our Board is entitled to the following equity compensation under our compensation policy applicable to our non-employee members of our Board. Upon the initial election to the Board of Directors, each non-employee member would receive a one-time grant of $150,000 worth of restricted stock units under our 2004 Stock Option and Incentive Plan. This one-time grant would vest as follows: 50% on second anniversary of the grant and an additional 25% on each of the third and fourth anniversary of the date of grant.

        All non-employee members of our Board are eligible to receive an annual grant of $75,000 worth of restricted stock units under our 2004 Stock Option and Incentive Plan. The annual grants of restricted stock unit awards made in 2009 to our non-employee Board members vest as follows: 50% on second anniversary of the grant and an additional 25% on each of the third and fourth anniversary of the date of grant. All annual grants of restricted stock unit awards made to our non-employee directors on or after January 1, 2009 will vest 100% on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders. In the event of a change in control, all restricted stock unit awards granted to our non-employee Board members would vest in full upon such change in control.

        As of January 1, 2009, each non-employee director may elect to defer all or a portion of their restricted stock unit awards as a director under the Phase Forward Non-Employee Director Deferred Compensation Plan. If a non-employee director makes a deferral election, the restricted stock unit awards will not be settled in shares of our common stock upon vesting. Instead, the settlement date will be delayed until the earlier of a change in control or the director's separation from our Board of Directors.

        In February 2010, our Board approved an additional retainer of $12,000 to be paid annually to our lead independent director beginning in 2010.

        In addition to the cash and equity compensation described above, all members of our Board will be reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors.

        The following table provides compensation information for the one year period ended December 31, 2009 for each non-employee member of our Board of Directors. Mr. Weiler, the sole member of our Board who is employed by us, does not receive any separate compensation for services rendered as a member of our Board.

Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Axel Bichara	$49,000	$74,998	—	—	—	—	$123,998
Paul A. Bleicher, M.D., PhD.	$30,000	$74,998	—	—	—	—	$104,998
Richard A. D'Amore	$49,000	$74,998	—	—	—	—	$123,998
Gary E. Haroian(3)	$50,000	$74,998	—	—	—	—	$124,998
Paul G. Joubert(3)	$27,227	$149,996					$177,223
Kenneth I. Kaitin, Ph.D	$39,593	$74,998	—	—	—	—	$114,591
Dennis R. Shaughnessy	$52,000	$74,998	—	—	—	—	$126,998

(1)
Represents fees earned in 2009 pursuant to our Compensation Policy for Non-Employee Directors in 2009, as discussed above.

(2)
Reflects restricted stock units awarded in accordance with our compensation policy for non-employee directors based on the value of the closing price of our common stock of $14.18 on May 8, 2009.

(3)
Messrs. Haroian and Joubert elected to participate in the Phase Forward Non-Employee Director Deferred Compensation Plan. The fees reported above include the amounts that such individual has elected to defer.

 CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

        Other than compensation agreements and other arrangements which are described in "Compensation and Other Information Concerning Directors and Officers" and the transactions described below, in 2009, there has not been any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any Board member, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest (as defined in Item 404 of Regulation S-K). It is our policy that all related party transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended, be reviewed and approved by our Audit and Finance Committee. Under Item 404 of Regulation S-K, this requirement would generally apply to transactions exceeding $120,000 between us and any related persons.

        The Company maintains a written policy that requires all transactions between the Company and any related persons (as defined in Item 404 of Regulation S-K) or their affiliates to be reviewed by the Company's general counsel, who will determine whether the contemplated transaction or arrangement requires the approval of the Board of Directors, the Audit and Finance Committee, both or neither. If the amount of any proposed related party transaction is equal to or greater than $120,000, the policy requires such transaction to be approved in advance by the Audit and Finance Committee or the Company's Board of Directors.

 MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
POLICIES AND PROCEDURES

Policies and Procedures

  Responsibilities

        The Management Development and Compensation Committee of the Board of Directors is responsible for developing executive compensation policies, advising the Board of Directors with respect to such policies, and administering Phase Forward's cash incentive, equity incentive and employee stock purchase plans. The members of the Management Development and Compensation Committee are appointed by the Board of Directors. They are all independent Board members as defined by the applicable listing standards of The NASDAQ Stock Market, Inc. and the applicable rules of the Securities and Exchange Commission. The Management Development and Compensation Committee reviews and approves all executive officer salaries, bonuses and equity incentive grants.

        It is the responsibility of the Management Development and Compensation Committee to administer the compensation practices of Phase Forward to ensure that they are competitive and include incentives which are designed to appropriately drive performance. To achieve this, the Management Development and Compensation Committee reviews industry specific survey data as a general guide for establishing its pay and equity practices and structures, but retains the flexibility to adjust these ranges where it deems appropriate. At the completion of each year, the Management Development and Compensation Committee uses this information, along with the recommendations of the chief executive officer (except for his own compensation), to determine compensation actions for all officers. Under its charter, the Management Development and Compensation Committee may form and delegate authority to subcommittees where appropriate.

  Use of Consultants

        Under its charter, the Management Development and Compensation Committee has sole authority to retain and terminate a compensation consultant to assist in its evaluation of director, chief executive office or executive officer compensation. In accordance with this authority, for 2009, 2008 and 2007, the Management Development and Compensation Committee retained the services of an independent executive compensation consultant, DolmatConnell & Partners, who assisted the Management Development and Compensation Committee in identifying peer group companies to benchmark appropriate compensation levels for our executive officers.

        For additional information, see the description of the Management Development and Compensation Committee in this proxy statement under the heading "The Board of Directors and its Committees."

 REPORT OF THE AUDIT AND FINANCE COMMITTEE

        The following Report of the Audit and Finance Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that Phase Forward specifically incorporates it by reference into such filing.

        The Audit and Finance Committee oversees Phase Forward's accounting and financial reporting processes on behalf of the Board of Directors. Phase Forward's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit and Finance Committee has reviewed and discussed with management Phase Forward's consolidated financial statements for the year ended December 31, 2009, including a discussion of, among other things, the quality of Phase Forward's accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in Phase Forward's financial statements.

        The Audit and Finance Committee also reviewed with Ernst & Young LLP, Phase Forward's independent registered public accounting firm, the results of their audit and discussed matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit and Finance Committees), as currently in effect, other standards of the Public Company Accounting Oversight Board, rules of the Securities and Exchange Commission and other applicable regulations. The Audit and Finance Committee has reviewed permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with Ernst & Young their independence from management and Phase Forward, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit and Finance Committee on independence. The Audit and Finance Committee also considered and discussed the compatibility of non-audit services provided by Ernst & Young with that firm's independence.

        The Audit and Finance Committee reviewed management's report on its assessment of the effectiveness of Phase Forward's internal control over financial reporting and the independent registered public accounting firm's report on the effectiveness of Phase Forward's internal control over financial reporting. The Audit and Finance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of Phase Forward's internal control, including internal control over financial reporting; and the overall quality of Phase Forward's financial reporting.

        Based on its review of the financial statements and the aforementioned discussions, the Audit and Finance Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board of Directors that the audited financial statements be included in Phase Forward's Annual Report on Form 10-K for the year ended December 31, 2009.

        The Audit and Finance Committee has also evaluated the performance of Ernst & Young, including, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services in 2009. Information about Ernst & Young's fees for 2009 is discussed below in this proxy statement under "Proposal II—Ratification and Selection of Independent Registered Public Accounting Firm". Based on its evaluation, the Audit and Finance Committee has recommended that Phase

Forward retain Ernst & Young to serve as Phase Forward's independent registered public accounting firm for the year ending December 31, 2010.

Respectfully submitted by the Audit and Finance Committee,
Gary E. Haroian (Chairman) Richard A. D'Amore Paul G. Joubert

 PROPOSAL II
RATIFICATION AND SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        The Audit and Finance Committee of the Board of Directors has selected the firm of Ernst & Young LLP, independent registered public accounting firm, to serve as Phase Forward's independent registered public accounting firm for the year ending December 31, 2010. It is expected that a member of the firm will be present at the annual meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the independent registered public accounting firm is not required under Delaware law or under our amended and restated certificate of incorporation or our amended and restated by-laws. If you do not ratify the selection of Ernst & Young as the independent registered public accounting firm for the year ending December 31, 2010, the Audit and Finance Committee of the Board of Directors will consider the results of this vote in selecting the independent registered public accounting firm for future years.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS
PHASE FORWARD'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.

        The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young for 2009 and 2008 for audit and non-audit services. The nature of the services provided for each category is described following the table.

Fee Category	2009	2008
Audit Fees	$1,007,981	$906,941
Audit-Related Fees	$23,000	$23,000
Tax Fees	$168,684	$139,636
All Other Fees	$1,995	$6,500

Total Fees	$1,201,661	$1,076,077

        Audit Fees—Consists of aggregate fees billed for professional services rendered for the audit of our consolidated annual financial statements, review of the interim consolidated financial statements included in our quarterly reports, consultations on accounting matters directly related to the audit, or services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, consents and assistance with and review of documents filed with the Securities and Exchange Commission. The audit fees also reflect the required audit of the effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

        Audit-Related Fees—Consists of aggregate fees billed for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our financial statements and were not reported above under "Audit Fees".

        Tax Fees—Consists of aggregate fees billed for tax compliance, tax advice and tax planning services including the review and preparation of our federal and state income tax returns, international income tax returns and tax planning and consultations related to our international subsidiaries.

        All Other Fees—Consists of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above. These fees consisted of amounts paid for the use of an online accounting research tool.

        The Audit and Finance Committee has determined that the provision of these services to us by Ernst & Young is compatible with maintaining their independence.

Pre-approval Policies and Procedures

        We have a formal policy that requires that all services to be provided by Ernst & Young, including audit services, audit-related services, tax services, and other permitted services, must be pre-approved by the Audit and Finance Committee. As permitted by rules of the Securities and Exchange Commission, the policy permits the Audit and Finance Committee to delegate its pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the full Audit and Finance Committee at its next scheduled meeting. Proposed services that have not been pre-approved pursuant to the Pre-Approval Policy must be specifically pre-approved by the Audit and Finance Committee before they may be provided by Ernst & Young. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit and Finance Committee.

 STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of our stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the Securities and Exchange Commission, must be received at our principal executive offices no later than November 19, 2010. Stockholders who wish to make a proposal at the next annual meeting of our stockholders—other than one that will be included in our proxy statement—must notify us between October 20, 2010 and November 19, 2010. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail—Return Receipt Requested. In addition, such proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act. In addition, stockholders wishing to nominate a Board member should comply with the procedures set forth herein under "Policies Regarding Director Nominations—Procedures for Recommendation of Director Nominees by Stockholders" located elsewhere in this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our Board members, executive officers and persons who own more than ten percent of a registered class of our equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings.

        Based solely on our review of copies of such filings, or written representations from Reporting Persons that all reportable transactions were reported, we believe that during the year ended December 31, 2009, the Reporting Persons timely filed all reports they were required to file under Section 16(a); except that one report, covering one transaction, was filed late by Rodger Weismann due to administrative error on February 20, 2009 and one report, covering one transaction, was filed late by Christopher Menard due to administrative error on December 23, 2009.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail, our Board members, officers and other employees may, without receiving additional compensation, solicit proxies personally or by telephone. Solicitation by our Board members, officers and other employees may also be made of some of our stockholders in person or by mail, telephone or telegraph following the original solicitation. We may request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the owners of our stock held in their names and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs incurred in connection with the distribution of such proxy materials. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than those items stated above. If any other business should come before the annual meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

HOUSEHOLDING OF PROXY MATERIALS

        Our 2009 Annual Report, including audited financial statements for the fiscal year ended December 31, 2009, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, Broadridge Financial Solutions, Inc. has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple stockholders sharing an address. This delivery method, called "householding," is not being used, however, if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, Phase Forward will deliver promptly a separate copy of the Annual Report and the proxy statement to any stockholder who sends a written request to Phase Forward Incorporated, 77 Fourth Avenue, Waltham, MA 02451, Attention: Secretary, Office of the General Counsel. If your household is receiving multiple copies of Phase Forward's Annual Reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Phase Forward Incorporated, 77 Fourth Avenue, Waltham, MA 02451, Attention: Secretary, Office of the General Counsel.

APPENDIX A

PHASE FORWARD INCORPORATED

Management Development and Compensation Committee Charter

A.    PURPOSE AND SCOPE

        The primary function of the Management Development and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Phase Forward Incorporated (the "Corporation") is to exercise the responsibilities and duties set forth below, including but not limited to (a) discharging the Board's responsibilities relating to the compensation of the Corporation's executives, (b) administering the Corporation's incentive compensation and stock plans, and (c) reviewing the Compensation Discussion and Analysis and producing an annual report on executive compensation, in each case, to be included in the Corporation's proxy statement or Annual Report on Form 10-K in accordance with applicable rules and regulations. The Committee shall review and make recommendations to management on company-wide compensation programs and practices, take final action with respect to the individual salary, bonus and equity arrangements of the Corporation's Chief Executive Officer and all other executives officers of the Corporation, and approve, subject to ratification by the full Board, new equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as options or otherwise thereunder) for which stockholder approval is required or desirable.

B.    COMPOSITION

        The Committee shall have a minimum of three members. Each member of the Committee shall satisfy the independence standards established pursuant to Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers, Inc., qualify as "non-employee directors" pursuant to Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and meet the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code, as amended, or any other governmental or regulatory body exercising authority over the Corporation (each a "Regulatory Body").

        The Board shall appoint the members of the Committee annually. Each member of the Committee shall serve until his or her successor shall be duly appointed and qualified or until his or her earlier resignation or removal. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Board, excluding all directors whose executive compensation has been separately approved by the Committee, shall annually review the Committee's performance.

C.    RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Committee shall:

1)
Review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer ("CEO"), evaluate the CEO's performance in light of those goals and objectives and establish and approve the appropriate level of base compensation and all bonus and other incentive compensation for the CEO based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee should consider the Corporation's performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Corporation's CEO in past years. The CEO shall not be present during the taking of any actions approving the CEO's compensation or during any deliberations thereof;

2)
Evaluate the performance of the Corporation's executive officers and establish and approve the appropriate level of base compensation and all bonus and other incentive compensation for such officers;

3)
Review periodically the aggregate amount of compensation being paid or potentially payable to the Corporation's CEO and other executive officers through the use of tally sheets or such other method as the Committee may determine;

4)
Review annually and approve, for the CEO and the other executive officers of the Corporation, (1) any employment agreements, severance arrangements, and change in control agreements or provisions, in each case, when and if appropriate, and (2) any special or supplemental benefits;

5)
Retain a compensation consultant, when and if appropriate from time to time, to advise the Committee on executive compensation practices and policies, or any other matters within this Charter;

6)
Consider and take actions with respect to the adoption, amendment, administration or termination of compensation, welfare, benefit, pension and other plans related to compensation of current and former employees of the Corporation in each case taking into account appropriate industry benchmarks and, as appropriate, the compensation policies pursued by companies similarly situated to the Corporation;

7)
Review the terms and conditions of compensation plans, determine the eligibility requirements applicable to participants in each such plan as may be required by the terms of a plan; evaluate the performance of each benefit plan and all fiduciaries of the plans; approve, and recommend to the full Board for its approval, the initial adoption of any equity-based plan and any material modification to such plan (such as an increase in the number of shares available under such plan), and make such amendments to the Corporation's non-equity based plans and take such actions in regard to the plans as the Committee deems appropriate;

8)
Design and approve incentive, including any equity-based compensation plans to allow the Corporation to attract and retain talented personnel and align the pay of such personnel with the long-term interests of shareholders. Submit each equity-based compensation plan and each material modification thereof, to the Board for its approval, and take actions that may be necessary or advisable to implement and administer the Corporation's incentive compensation plans, all in accordance with the terms of such plans, including but not limited to the following:

•
Designate employees to participate in incentive compensation plans;

•
Establish performance goals for all incentive compensation plans;

•
Determine the size, types, terms, conditions, and methods of payment, and participant rights upon termination of employment;

•
Approve forms and authorize execution of award agreements or instruments reflecting awards made under the incentive compensation plans;

•
Construe and interpret incentive compensation plans and agreements or instruments entered into under them;

•
Establish, amend, and waive rules and regulations for administering such plans, agreements, and instruments; and, where stockholder action is required under the rules and regulations of any Regulatory Body, recommend the foregoing to the Board for approval; and

•
Amend terms and conditions of outstanding incentive plan awards, agreements, and instruments and, where stockholder action is required under the rules and regulations of any Regulatory Body, recommend the foregoing to the Board for approval.

9)
Review and approve the policies and procedures for the grant of equity-based awards by the Corporation;

10)
Evaluate and recommend to the full Board the appropriate level of director compensation and take primary responsibility for ensuring that any payments to directors other than in their capacity as directors are fully and properly disclosed;

11)
Review and discuss with management the Compensation Discussion and Analysis to be included in the Corporation's proxy statement or annual report on Form 10-K ("CD&A"), and, based on such review, make a recommendation to the full Board as to whether the CD&A should be included in the Corporation's proxy statement or annual report on Form 10-K;

12)
Review and assess the adequacy of this Charter periodically as conditions dictate to ensure compliance with any rules or regulations promulgated by any Regulatory Body and recommend any modifications to this Charter if and when appropriate to the Board for its approval;

13)
Form and delegate authority to subcommittees where appropriate;

14)
Disclose and make public this Charter and any amendments thereto on the Corporation's website;

15)
Produce an annual report on executive compensation for inclusion in the Corporation's proxy statement in accordance with applicable rules and regulations;

16)
Oversee the Corporation's compliance with any rules promulgated by any Regulatory Body prohibiting loans to officers and directors of the Corporation;

17)
Assess whether the Corporation's compensation policies and practices for all employees as they relate to risk management practices and risk-taking incentives are reasonably likely to have a material adverse effect on the Corporation; and

18)
Exercise such additional powers as may be reasonably necessary or desirable, in the Committee's discretion, to fulfill its responsibilities and duties under this Charter.

D.    MEETINGS

        The Committee shall meet regularly as necessary but at least once per year. The Committee may invite members of management or others to attend Committee meetings and provide pertinent information as the Committee may request on the issues being considered, provided that the CEO may not be present for that portion of any meeting when his or her compensation is approved. Meetings can be called by the Chair of the Committee, or at the request of any member of the Committee or any member of the Board. At all Committee meetings, a majority of the then-current members of the Committee shall constitute a quorum.

        The Committee shall keep written minutes of its meetings and record such minutes with the books and records of the Corporation. Minutes of each meeting will be distributed to the members of the Board and the Secretary of the Corporation.

E.    INDEPENDENT ADVICE

        The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities and duties as described above, and may seek, retain, and terminate, accounting, legal, consulting or other expert advice from a source independent of management, at the expense of the Corporation, with notice to the Chairman of the Board and the CEO. In furtherance of the foregoing, the Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation and shall have the sole authority to approve the consultant's fees and other retention terms.

F.     ANNUAL PERFORMANCE EVALUATION OF THE COMMITTEE

        The Committee shall conduct a self-evaluation at least annually to determine whether it is functioning effectively, and provide the result to the Board for discussion. The assessment may include an evaluation of the Committee's contribution as a whole and a review of any specific areas in which the Committee believes it can make a better contribution to the governance of the Corporation. The purpose of any review should be to improve the performance of the Committee as a whole and not to target the performance of any individual Committee member.

G.    COMMITTEE REPORTING TO THE BOARD

        The Committee shall report its findings to the Board and shall keep written minutes of its meetings, which shall be recorded and filed with the books and records of the Corporation.

Revised February 12, 2010

APPENDIX B

PHASE FORWARD INCORPORATED

Governance, Nominating and Compliance Committee Charter

A.    PURPOSE AND SCOPE

        The primary function of the Governance, Nominating and Compliance Committee (the "Committee") is to assist the Board of Directors (the "Board") of Phase Forward Incorporated (the "Company") in fulfilling its responsibilities by: (a) identifying individuals qualified to become members of the Board, and selecting or recommending that the Board select the director nominees for election at the next annual meeting of shareholders, (b) adopting a corporate code of ethics and business conduct applicable to all directors, officers and employees (a "Code of Business Conduct and Ethics") and (c) monitoring compliance with and periodically reviewing the Code of Business Conduct and Ethics.

B.    GOALS AND RESPONSIBILITIES

        To fulfill its responsibilities and duties the Committee shall:

Board Composition and Nominations

  1.
  No less than annually and following a change in any applicable requirements, evaluate the current composition and organization of the Board and its committees in light of requirements established by the Securities and Exchange Commission, the Nasdaq Stock Market Inc., any exchange upon which securities of the Company are traded, and any governmental or regulatory body exercising authority over the Company (each a "Regulatory Body") or any other applicable statute, rule or regulation which the Committee deems relevant and make recommendations regarding the foregoing to the Board for approval.

  2.
  Review no less than annually the composition and size of the Board in order to ensure that the Board is comprised of members possessing the proper expertise, skills, attributes and personal and professional backgrounds for service as a director of the Company, as determined by the Committee.

  3.
  Recommend to the Board for selection nominees for election as directors of the Company in accordance with the criteria set forth in the Company's Policy Governing Director Nominations and Shareholder-Board Communications and review the annual disclosure to be included in the Company's proxy statement or annual report on Form 10-K regarding (a) the expertise, skills, attributes and backgrounds of each director that led the Board to determine that such individual should serve on the Board and (b) the Board's consideration of diversity in identifying nominees for the Board.

  4.
  Recommend to the Board for selection Board members for assignment to serve on committees of the Board.

  5.
  Evaluate the performance of current Board members proposed for reelection, and recommend to the Board those members of the Board standing for reelection that the Committee determines are appropriate.

  6.
  Review and recommend to the Board an appropriate course of action upon the resignation of current Board members or any planned expansion of the Board and review the qualifications for service on the Board of any potential additional or replacement members of the Board.

  7.
  At such times as the Chairman of the Board is not an independent director, review and recommend to the Board the designation of the Lead Independent Director and any change in the Lead Independent Director from time to time that the Committee deems appropriate.

Establishment and Review of Corporate Governance Policies

  8.
  Develop and recommend to the Board for adoption a Code of Business Conduct and Ethics for Company employees, directors and officers.

  9.
  The Code of Business Conduct and Ethics at a minimum shall (i) comply with any requirements established by any Regulatory Body or any other applicable statute, rule or regulation that the Committee deems relevant, (ii) address conflicts of interest and full and fair disclosure and compliance with laws, (iii) encourage the reporting of any illegal or unethical behavior and expressly prohibit retaliation of any kind for any such reports or complaints, (iv) provide clear and objective standards for compliance with the Code of Business Conduct and Ethics and a fair process by which to determine violations thereof, and (v) contain an enforcement mechanism.

  10.
  Review and assess the adequacy of the Code of Business Conduct and Ethics periodically, but at least annually. The Committee shall recommend any amendments to the Code of Business Conduct and Ethics to the Board for approval.

  11.
  Collaborate with the Company's officers and legal counsel to disclose publicly any amendments to the Code of Business Conduct and Ethics required to be disclosed by any Regulatory Body.

  12.
  Collaborate with the Company's officers and legal counsel to develop a means by which allegations of violations of, or non-compliance with, the Code of Business Conduct and Ethics can be reported to the Committee (or the Audit and Finance Committee, as applicable) in a confidential manner.

  13.
  Review and assess the adequacy of the Company's certificate of incorporation and by-laws and the charters of any committee of the Board (the "Governing Documents") periodically and recommend to the Board any necessary modifications to the Governing Documents.

  14.
  To the extent required by any Regulatory Body or otherwise deemed advisable by the Committee, develop, implement, review and monitor an orientation and education program for members of the Board.

Oversight of the Evaluation of the Board and Management

  15.
  Evaluate and determine an appropriate response to credible evidence indicating violations of or non-compliance with the Code of Business Conduct and Ethics or the Governing Documents after consulting with legal counsel, including reporting any violation of law to any appropriate Regulatory Body.

  16.
  Determine criteria for evaluating any and all requests for waivers of the Code of Business Conduct and Ethics, evaluate any such requests submitted by directors or executive officers, make a recommendation to the Board whether to grant any requests for waivers submitted by directors or executive officers and establish a process for prompt public disclosure upon the grant of any such waivers for directors or executive officers as may be required by any Regulatory Body.

  17.
  Conduct an annual performance evaluation of the Board to determine whether it and its committees are functioning effectively.

Shareholder Proposals

  18.
  Review all shareholder proposals submitted to the Company (including any proposal relating to the nomination of a member of the Board) and the timeliness of the submission thereof and recommend to the Board appropriate action on each such proposal.

Other

  19.
  Review and reassess periodically (and where appropriate, make such recommendations to the Board as the Committee deems advisable with regard to) the appropriate level of director compensation.

  20.
  To the extent deemed appropriate by the Committee, engage outside counsel, service providers and/or independent consultants at the Company's expense to review, or assist with, any matter for which it is responsible and approve the terms of engagement and fees of any outside counsel and/or independent consultants and terminate any such engagement if necessary.

  21.
  Take such other actions regarding the Company's corporate governance that the Committee shall reasonably deem to be appropriate and in the best interests of the Company and its shareholders or as shall otherwise be required by any Regulatory Body.

C.    ANNUAL PERFORMANCE EVALUATION OF THE COMMITTEE

        The Committee shall conduct a self-evaluation at least annually to determine whether it is functioning effectively, and provide the result to the Board for discussion. The assessment may include an evaluation of the Committee's contribution as a whole and a review of any specific areas in which the Committee believes it can make a better contribution to the governance of the Company. The purpose of any review should be to improve the performance of the Committee as a whole and not to target the performance of any individual Committee member.

D.    COMMITTEE COMPOSITION AND PROCEDURES

Independence Requirements

  1.
  Each Committee member shall meet any applicable independence requirements promulgated by any Regulatory Body.

Number of Members

  2.
  The Committee shall be comprised of a minimum of three members of the Board, provided, however, that if fewer than three independent directors sit on the Board, the Committee shall be comprised of such lesser number as the Board from time to time may designate.

Committee Member Appointment and Removal

  3.
  Members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless the Board elects a Chair, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Committee Structure and Operations

  4.
  The Committee may delegate its authority to subcommittees as it deems appropriate.

Meetings of the Committee; Quorum

  5.
  The Committee shall meet as necessary, but at least annually, to enable it to fulfill its goals and responsibilities as set forth herein. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the action of a majority of those present, after determining a quorum, shall be the act of the Committee.

E.    INDEPENDENT ADVICE

        The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities and duties as described above, and may seek, retain, and terminate, accounting, legal, consulting or other expert advice from a source independent of management, at the expense of the Company, with notice to the Chairman of the Board and the CEO.

F.     COMMITTEE REPORTING TO THE BOARD

        The Committee shall report its findings to the Board and shall keep written minutes of its meetings, which shall be recorded and filed with the books and records of the Company.

Revised February 12, 2010

0 14475 PHASE FORWARD INCORPORATED ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned hereby appoints Robert K. Weiler, Christopher A. Menard and D. Ari Buchler as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Phase Forward Incorporated held of record by the undersigned on March 11, 2010, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 77 Fourth Avenue, Waltham, MA 02451, at 8:00 a.m. on April 30, 2010, or any adjournment or postponement thereof. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF PHASE FORWARD INCORPORATED April 30, 2010 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at HTTP://INVESTOR.PHASEFORWARD.COM Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: Robert K. Weiler Axel Bichara Paul A. Bleicher Richard A. D'Amore Gary E. Haroian Paul G. Joubert Kenneth I. Kaitin Dennis R. Shaughnessy 2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010. 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" election of the Directors and "FOR" proposal 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20830000000000000000 4 043010 ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: Robert K. Weiler Axel Bichara Paul A. Bleicher Richard A. D'Amore Gary E. Haroian Paul G. Joubert Kenneth I. Kaitin Dennis R. Shaughnessy 2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010. 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted "FOR" election of the Directors and "FOR" proposal 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF PHASE FORWARD INCORPORATED April 30, 2010 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. Directions to the Annual Meeting can be found at http://www.phaseforward.com/about/contact/directionsusa PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20830000000000000000 4 043010 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at HTTP://INVESTOR.PHASEFORWARD.COM ELECTRONIC ACCESS TO FUTURE DOCUMENTS If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

1. Election of Directors: Robert K. Weiler Axel Bichara Paul A. Bleicher Richard A. D'Amore Gary E. Haroian Paul G. Joubert Kenneth I. Kaitin Dennis R. Shaughnessy 2. To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010. 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. NOMINEES: Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of PHASE FORWARD INCORPORATED To Be Held On: April 30, 2010 at 8:00 a.m. the Company's headquarters located at 77 Fourth Avenue, Waltham, MA 02451 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed below on or before 4/16/10 to facilitate timely delivery. Please visit HTTP://INVESTOR.PHASEFORWARD.COM, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. Directions to the Annual Meeting can be found at http://www.phaseforward.com/about/contact/directionsusa TELEPHONE: To vote by telephone, please visit https://secure.amstock.com/voteproxy/login2.asp to view the materials and to obtain the toll free number to call. MAIL: You may request a card by following the instructions above. Matters intended to be acted upon at the meeting are listed below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER Please note that you cannot use this notice to vote by mail.

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SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL I ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE " FOR " THE NOMINEES LISTED BELOW
OCCUPATIONS OF DIRECTORS, THE NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Automatic Acceleration of Vesting Upon a Change in Control or Following Certain Termination Events
Director Compensation
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE POLICIES AND PROCEDURES
REPORT OF THE AUDIT AND FINANCE COMMITTEE
PROPOSAL II RATIFICATION AND SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE " FOR " THE RATIFICATION OF ERNST & YOUNG LLP AS PHASE FORWARD'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009.
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
OTHER BUSINESS
HOUSEHOLDING OF PROXY MATERIALS
APPENDIX A PHASE FORWARD INCORPORATED Management Development and Compensation Committee Charter
APPENDIX B PHASE FORWARD INCORPORATED Governance, Nominating and Compliance Committee Charter